    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1999.
                                            REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                                             95-3630868
  (STATE OR OTHER JURISDICTION OF INCORPORATION OR            (I.R.S. EMPLOYER IDENTIFICATION NO.)
                    ORGANIZATION)

                            10260 CAMPUS POINT DRIVE
                          SAN DIEGO, CALIFORNIA 92121
                                 (858) 826-6000
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             DOUGLAS E. SCOTT, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                            10260 CAMPUS POINT DRIVE
                          SAN DIEGO, CALIFORNIA 92121
                                 (858) 826-6000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES TO THE PUBLIC:
     From time to time after the Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM         PROPOSED MAXIMUM
       TITLE OF EACH CLASS              AMOUNT TO BE          OFFERING PRICE PER       AGGREGATE OFFERING
 OF SECURITIES TO BE REGISTERED*         REGISTERED                 UNIT**                    PRICE
------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
  $.01 per share.................      6,804,393 shs.               $77.44                $526,932,194
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------
       TITLE OF EACH CLASS                AMOUNT OF
 OF SECURITIES TO BE REGISTERED*     REGISTRATION FEE***
-----------------------------------------------------------------------------------
Class A Common Stock, par value
  $.01 per share.................        $146,487.15
-----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

* This Registration Statement also relates to an indeterminate number of interests in the Science Applications International Corporation Cash or Deferred Arrangement, the TransCore Retirement Savings Plan, the AMSEC Employees 401(k) Profit Sharing Plan, the Telcordia Technologies, Inc. Savings and Security Plan and the Telcordia Technologies, Inc. Savings Plan for Salaried Employees pursuant to which certain of the shares of Class A Common Stock offered pursuant to the Prospectus included as part of this Registration Statement may be issued and delivered or sold.

**  Estimated solely for the purpose of calculating the registration fee.

*** Pursuant to Rule 429 under the Securities Act of 1933, as amended, (Rule
    "429"), this Registration Statement contains a combined prospectus that relates to 6,804,393 shares of the Registrant's Class A Common Stock being registered hereunder, and to 30,695,607 shares of the 43,100,000 shares of the Registrant's Class A Common Stock collectively registered on Registration Statement No. 333-51755 on Form S-3, as amended, previously filed by the Registrant on May 4, 1998; Registration Statement No. 333-67663 on Form S-8 previously filed by the Registrant on November 20, 1998; Registration Statement No. 33-40251 on Form S-8 previously filed by the Registrant on November 14, 1997; and Registration Statement No. 33-34335 on Form S-8 previously filed by the Registrant on August 26, 1997 (together, the "Earlier Registration Statements"). Pursuant to Rule 429, the registration fee covers only the 6,804,393 shares of Class A Common Stock being registered for the first time. Fees totaling $276,407 covering the previously registered shares were paid by the Registrant upon filing the Earlier Registration Statements. Of the 37,500,000 shares being registered hereby, 37,363,500 shares are being registered on behalf of the Registrant and 136,500 shares are being registered on behalf of the selling stockholders.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS                                                                  LOGO

                   150,000,000 SHARES OF CLASS A COMMON STOCK

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

     SAIC is offering 149,454,000 shares of its Class A common stock. The selling stockholders are offering an additional 546,000 shares. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

     We anticipate offering 136,488,252 shares to present and future employees, consultants and directors. In addition, 12,965,748 shares are anticipated to be offered and sold directly by our stockholders, including the selling stockholders, in the limited market maintained by our wholly-owned broker-dealer subsidiary, Bull, Inc. We also anticipate offering our Class A common stock under the following employee benefit plans maintained by SAIC and its subsidiaries:

  NUMBER OF
    SHARES
  ---------    EMPLOYEE BENEFIT PLAN
   6,000,000   Cash or Deferred Arrangement (CODA)
   6,000,000   Employee Stock Retirement Plan
   9,000,000   Restated 1984 Bonus Compensation Plan
   2,400,000   Stock Compensation Plan and Management Stock Compensation Plan
   1,000,000   Key Executive Stock Deferral Plan
   6,000,000   1998 Employee Stock Purchase Plan
  86,634,252   1992, 1995 and 1998 Stock Option Plans
  12,000,000   1999 Stock Incentive Plan
   1,000,000   AMSEC LLC Employees 401(k) Profit Sharing Plan
     600,000   Telcordia Technologies, Inc. Savings and Security Plan
               Telcordia Technologies, Inc. Savings Plan for Salaried
   6,000,000   Employees
     400,000   TransCore Retirement Savings Plan

     The allocation of these share amounts are estimates. The actual number of shares listed above may vary. Our certificate of incorporation limits a stockholder's right to transfer these shares. We have a right to repurchase the shares if a stockholder's employment or affiliation with us terminates. All stockholders who sell shares in our limited market, other than us and our retirement plans, will pay a two-percent commission.

     INVESTING IN OUR CLASS A COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Our board of directors determines the price at which shares are purchased and valued for stock awards. They use a valuation process, which includes a formula and the assistance of an independent appraisal firm, to establish the stock price.

     The Class A common stock is not listed on any national securities exchange or the Nasdaq stock market. The price of the shares on August 6, 1999 was $19.36.

               THE DATE OF THIS PROSPECTUS IS             , 1999

                                  INSIDE COVER

     The inside cover has a white background with a graphic at the top showing some of the subsidiaries of SAIC and businesses in which SAIC has an equity interest. This graphic shows smaller spheres, representing the different entities, orbiting around a larger sphere representing SAIC. There is another sphere in the background with thin latitude and longitude lines. The smaller spheres, which are in different colors, are shown below one of the following headings: Minority Interests Publicly Traded; Wholly-Owned Subsidiaries; Significant Partial Ownership; and Minority Interests Private. Each sphere contains the text of the name of the company as follows (from top to bottom, left to right): NSI, ODSI*, Carreker-Antinori*, Global Integrity Corp, PAI, Oacis, Telcordia Technologies, SAIC, GCS, Tellium*, Foreign Subsidiaries, SAIC ISSC, intesa, AMSEC LLC, DS&S*, DANET*, TECSI*, Solect*, Daleen*. A footnote is located at the bottom of the graphic and it reads as follows:

* These entities are not part of our consolidated financial statements.

     Below the graphic is the following text in blue type:

                               THE SAIC UNIVERSE

     Below that text, in smaller print on the left side, is the following text in black type:

     With over 30 years of experience in science and technology applications, SAIC supports customers in both the government and commercial arenas. SAIC has customers around the world in the areas of Telecommunications, National Security, Health Care, Energy, Environment, Information Technology, Space, and Law Enforcement.

     Below that text on the left in smaller blue type is the following text:

     This is not a complete list of all of our subsidiaries or companies in which we have an equity interest, nor is the size of any one globe necessarily representative of the relative size or value of that entity. See our business discussion under "Science Applications International Corporation" and also the documents that we incorporate by reference into this prospectus.

     To the right of two sets of text above is the following text in black type:

     AMSEC LLC, a joint venture in which we own 55%, provides maintenance engineering and technical support services to U.S. Navy and marine industry customers.

     CARREKER-ANTINORI serves the financial services industry with consulting and information technology products and services such as aiding the transition from paper-based to electronic transactions.

     DANET is a telecommunications consulting and software development company in Germany.

     DATA SYSTEMS & SOLUTIONS (DS&S) provides integrated asset management for power plants and electrical grids, simulators for power plant operations, and predictive maintenance for industries using gas turbines.

     DALEEN TECHNOLOGIES provides telecommunications products, including convergent billing and customer care software.

     GENERAL SCIENCES CORPORATION (GSC) specializes in providing scientific research and information technology services supporting global change research, space exploration, and environmental research.

     GLOBAL INTEGRITY CORPORATION provides information protection and electronic market security services, including incident response centers, for companies and industries.

     INTESA provides information technology and outsourcing services in Latin America as a joint venture with Petroleos de Venezuela, S.A.

     NETWORK SOLUTIONS (NSI) performs Internet domain name registration and offers registration products and services.

     OACIS HEALTHCARE SYSTEMS provides open architecture clinical information systems to support health care delivery.

     ODS NETWORKS (ODSI) provides high-performance network and data security products and services.

     PATHOLOGY ASSOCIATES INTERNATIONAL (PAI) supports biomedical research and testing programs sponsored by government and commercial clients.

     SAIC INFORMATION SERVICES SECTOR CORPORATION (SAIC ISSC) provides the federal government with information and systems integration services, network management, and desktop services outsourcing.

     SOLECT TECHNOLOGIES GROUP provides telecommunications service providers with software and services, specializing in Internet infrastructure software.

     TELCORDIA TECHNOLOGIES (formerly Bellcore) is a leading provider of communications software, engineering and professional services.

     TELLIUM, in which both SAIC and Telcordia own an equity interest, develops optical networking technology for telecommunications.

     TESCI, in which SAIC and France Telecom are the majority owners, is a telecommunications information technology company specializing in digital bill and call center systems software.

                                 INSIDE SPREAD

     The inside spread contains the following text in black type at the top of the page to the left:

     SAIC is the largest U.S. employee-owned technology company. We believe our employee-ownership concept enables us to recruit and retain top performers, motivate our employees and reward their achievements. SAIC's entrepreneurial spirit helps us stay at the forefront of new technology trends.

To the right of the above text in smaller print is the following text:

     SAIC is a highly diverse company serving government and commercial customers worldwide. Some of our key business areas and capabilities are described below.

     TELECOMMUNICATIONS. Our Telcordia Technologies subsidiary is one of the world's largest providers of telecommunications software and network engineering. Telcordia is providing the core software "intelligence" for an advanced multibillion-dollar Sprint network.

     NATIONAL SECURITY. SAIC experience ranges from high-level policy analysis to theater-level systems to hands-on field engineering support. Key efforts include systems for command and control, imagery intelligence, training simulations, logistics and training ranges.

     HEALTH CARE. Our information technology (IT) services link medical facilities and provide electronic access to patient medical records. We also provide key scientific, technical and management support for cancer and AIDS research.

     ENERGY. Our IT outsourcing services support one of the largest U.S. utilities as well as major international oil companies. We are also working to help improve energy efficiency for certain U.S. government facilities.

     ENVIRONMENT. We are helping the U.S. Environmental Protection Agency modernize its information systems. Government and industrial clients have requested SAIC technical support on important environmental cleanup and restoration programs.

     INFORMATION TECHNOLOGY. SAIC is ranked by both Gartner Group and International Data Corporation as one of the top 10 systems integrators in the U.S. We also have significant capabilities in IT outsourcing, software development, Year 2000 support, electronic commerce, and information protection.

     SPACE. SAIC supports government, commercial and international customers with a broad range of space, earth, ocean, and atmospheric sciences. Both the Space Shuttle and the International Space Station take advantage of our safety, reliability, and quality assurance expertise.

     LAW ENFORCEMENT. SAIC information systems are used by U.S. state, local and national agencies to access and share criminal information. We recently developed a system for the Federal Bureau of Investigation that runs criminal background checks on prospective handgun purchasers.

Below this text are two rows of four photos that are representative of the following business areas of SAIC (from left to right): Telecommunications (man working with telecommunications equipment); National Security (military and defense equipment); Health Care (man typing on keyboard and woman on the phone); Energy (man and woman working with computer systems); Environment (man and woman working with scientific equipment outdoors); Information Technology (man working with multiple computer systems); Space (two men working with computer equipment) and Law Enforcement (multiple individuals working in a large office environment).

In between the two rows of photos is the following text:

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                             RECENT REORGANIZATION

     On April 9, 1999, our board of directors approved amendments to our certificate of incorporation, including:

     - an increase in the number of shares of Class A common stock that we are authorized to issue to 1,000,000,000

     - a split of each outstanding share of Class A common stock into four shares

     - an increase in voting and other rights of the Class B common stock to maintain parity with Class A common stock

     Our stockholders approved these amendments on July 9, 1999, at the 1999 Annual Meeting of Stockholders. The amendments will become effective when we file a restated certificate of incorporation with the Secretary of State of the State of Delaware. We anticipate making that filing by August 31, 1999. All the information in this prospectus, including references to the number of shares of Class A common stock, assumes that the restated certificate has been filed and that the amendments are in effect.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Recent Reorganization.......................................    1
Where You Can Find More Information.........................    1
Science Applications International Corporation..............    3
Risk Factors................................................    4
Use of Proceeds.............................................    9
Description of Capital Stock................................   10
Selling Stockholders........................................   15
Plan of Distribution........................................   16
Determination of Offering Price.............................   17
Employee Benefit Plans......................................   19
Legal Matters...............................................   81
Experts.....................................................   81

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3 to register the shares of Class A common stock being offered in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement. For further information about us and the shares of Class A common stock offered in this prospectus, you should refer to the registration statement and its exhibits and our other SEC filings.

     You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede this information.

     We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering covered by this prospectus is completed:

     - Annual Report on Form 10-K for the year ended January 31, 1999

     - Quarterly Report on Form 10-Q for the quarter ended April 30, 1999

     - Current Reports on Form 8-K filed with the SEC on February 17, 1999, April 14, 1999 and July 14, 1999

     - Current Report on Form 8-K/A filed with the SEC on May 4, 1999

     - Annual Report of the Cash or Deferred Arrangement for the plan year ended December 31, 1998 on Form 11-K filed with the SEC on April 29, 1999

     - Annual Report of the TransCore Retirement Savings Plan for the plan year ended December 31, 1998 on Form 11-K filed with the SEC on April 29, 1999

     - Annual Report of the Bell Communications Research Savings and Security Plan for the plan year ended December 31, 1998 on Form 11-K filed with the SEC on April 29, 1999

     - Annual Report of the Bell Communications Research Savings Plan for Salaried Employees for the plan year ended December 31, 1998 on Form 11-K filed with the SEC on April 29, 1999

     You may request a copy of these filings, at no cost, by writing to or telephoning our corporate secretary at the following address:

       Science Applications International Corporation
       10260 Campus Point Drive
       San Diego, California 92121
       Attention: Corporate Secretary
       Tel: (858) 826-7323

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS.

     All references to "we," "us," "our," or "SAIC" include Science Applications International Corporation and its predecessor and subsidiary corporations.

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

     SAIC's primary business is offering professional and technical services to both commercial and government customers worldwide. We also design and develop high technology products. Through our subsidiary, Telcordia Technologies, Inc. (formerly Bell Communications Research, Inc.), we provide software, engineering and consulting services, advanced research and development, and technical training to the telecommunications industry.

     SAIC provides technical services mainly in the following market areas:

     - telecommunications

     - national security

     - health care

     - energy

     - environment

     - information technology

     - space

     - law enforcement

     Acquisitions, investments and joint ventures have contributed to a significant portion of our growth in revenues in recent years. We financed our acquisitions of businesses in fiscal years 1999, 1998 and 1997 primarily with cash. We expect to evaluate potential acquisitions, investments and joint ventures on an ongoing basis. While we have been successful in identifying, completing and integrating into our company acquisitions, investments and joint ventures in the past, we cannot assure you that we will be able to continue to do so. We also cannot assure you that we can accurately estimate the financial effect of these transactions on our business.

     Our principal office and corporate headquarters are located in San Diego, California at 10260 Campus Point Drive, San Diego, California 92121 and our telephone number is (858) 826-6000.

                                  RISK FACTORS

     You should carefully consider the risks and uncertainties described below in your evaluation of us and our business. These are not the only risks and uncertainties that we face. If any of these risks or uncertainties actually occur, our business, financial condition or operating results could be materially harmed and the price of our Class A common stock could decline.

RISKS RELATING TO OUR BUSINESS

A SUBSTANTIAL PERCENTAGE OF OUR REVENUE IS FROM U.S. GOVERNMENT CUSTOMERS AND THE REGIONAL BELL OPERATING COMPANIES

     We derive a substantial portion of our revenues from the U.S. Government in our capacity as a prime contractor or a subcontractor. The percentage of total revenues from the U.S. Government were 50% in fiscal year 1999, 66% in fiscal year 1998 and 79% in fiscal year 1997. Our revenues could be adversely impacted by a reduction in the overall level of U.S. Government spending and by changes in its spending priorities from year to year. Furthermore, even if the overall level of U.S. Government spending does increase or remain stable, the budgets of the government agencies with whom we do business may be decreased or our projects with them may not be sufficiently funded, particularly because Congress usually appropriates funds for a given project on a fiscal-year basis even though contract performance may take more than one year. In addition, obtaining U.S. Government contracts continues to be competitive as our revenue growth shifts toward contracts with lower reimbursable costs.

     Our wholly-owned subsidiary, Telcordia Technologies, Inc. (which we refer to as "Telcordia"), has historically derived a majority of its revenues from the regional bell operating companies, which we call "RBOCs." In order for Telcordia to maintain or exceed historical growth rates, it will need to continue to increase its market share from the RBOCs and/or diversify its business by obtaining new customers. Loss of business from the RBOCs could reduce revenues.

     We have made progress in our efforts to diversify our business across a greater number of customers. However, we still remain heavily dependent upon the U.S. Government as a primary customer and our Telcordia subsidiary depends heavily upon the RBOCs for its revenues. Our future success and revenue growth will depend upon our ability to continue to expand our customer base.

WE MAY NOT BE ABLE TO IMPLEMENT OUR ACQUISITION STRATEGY

     We have historically supplemented our internal growth through acquisitions, investments and joint ventures. We evaluate potential acquisitions, investments and joint ventures on an ongoing basis. Our acquisition and investment strategy poses many risks, including:

     - We may not be able to compete successfully for available acquisition candidates, complete future acquisitions and investments or accurately estimate their financial effect on our business

     - Future acquisitions, investments and joint ventures may require us to issue additional Class A common stock, spend significant cash amounts or decrease our operating income

     - We may have trouble integrating the acquired business and retaining its personnel

     - Acquisitions, investments or joint ventures may disrupt our business and distract our management from other responsibilities

     - To the extent that any business which we acquire or in which we invest fails, our business could be harmed

WE MAY LOSE REVENUE OR INCUR SIGNIFICANT COSTS IF YEAR 2000 COMPLIANCE ISSUES ARE NOT PROPERLY ADDRESSED

     Our evaluation of our computer systems showed that certain portions of our software and systems require modification or replacement to address the Year 2000 issue. In addition, we are communicating with our critical service providers, suppliers and vendors to determine the extent to which we are vulnerable to those third parties' failure to remediate their own Year 2000 issues. If we do not complete the necessary modifications to existing software and conversions to new software or are affected by third parties' failure to be Year 2000 ready, the Year 2000 issue could have a material adverse impact on our consolidated financial position, results of operations, cash flows or our ability to conduct business. We also have an ongoing program to assess our exposure with respect to our products and services. To date, we are not aware of any matters that would have a material adverse effect on our consolidated financial position, results of operations, cash flows or our ability to conduct business; however, we cannot assure you that we will not be subject to material liability claims in the future.

     Our assessment of the Year 2000 issue, including the costs of the project and the timing of completion, are based on management's best estimates and input from customers, third party service providers, suppliers and vendors. These estimates were derived using numerous assumptions about future events, including the continued availability of certain resources, third party modification plans and other factors. However, we cannot assure you that these estimates will be achieved and actual results could differ materially from those anticipated.

WE FACE INCREASING RISKS ASSOCIATED WITH OUR GROWING INTERNATIONAL
BUSINESS

     Our revenues from customers outside the U.S. have increased more rapidly than our domestic revenues and are expected to continue to increase in the future. Consequently, we are increasingly subject to the risks of conducting business internationally. These risks include:

     - unexpected changes in regulatory requirements

     - tariffs

     - political and economic instability

     - restrictive trade policies

     - inconsistent product regulation

     - cost of complying with a variety of laws

     - licensing requirements

     We do not know the impact of such regulatory, geopolitical and other factors on our business in the future.

     We have transactions denominated in foreign currencies because some of our business is conducted outside of the United States. In addition, our foreign subsidiaries generally conduct business in foreign currencies. We are exposed to fluctuations in exchange rates, which could result in losses and have a significant impact on our results of operations. This risk may be significant for entities, such as INTESA, a Venezuelan joint venture in which we own 60%, that operate in a highly inflationary economy. Our risks include the possibility of significant changes in exchange rates and the imposition or modification of foreign exchange controls by either the U.S. or applicable foreign governments. We have no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the applicable currencies. We may use forward foreign currency exchange rate contracts to hedge against movements in exchange rates for contracts denominated in foreign currencies. We cannot assure you that a significant fluctuation in exchange rates will not have a significant negative impact on our results of operations.

WE ARE DEPENDENT UPON THE SERVICES OF DR. BEYSTER AND OTHER KEY PERSONNEL

     Our success depends on the continued contributions of our founder and chief executive officer, J.R. Beyster (age 74), and, to a lesser extent, our other executive officers. The loss of any of these key personnel could materially affect our operations. We generally do not have long-term employment contracts with these key personnel nor do we maintain "key man" life insurance policies.

WE FACE RISKS RELATING TO GOVERNMENT CONTRACTS

     The Government May Modify or Terminate our Contracts. Many of the U.S. Government programs in which we participate as a contractor or subcontractor may extend for several years; however, such programs are normally funded on an annual basis. The U.S. Government may modify or terminate its contracts and subcontracts at its convenience. Modification or termination of our major programs or contracts could have a material adverse effect on our results of operations and financial condition.

     Our Business is Subject to Potential Government Inquiries and Investigations. We are from time to time subject to certain U.S. Government inquiries and investigations of our business practices due to our participation in government contracts. We cannot assure you that any such inquiry or investigation would not have a material adverse effect on our results of operations and financial condition.

     Our Contract Costs are Subject to Audits by Government Agencies. The costs we incur on our U.S. Government contracts, including allocated indirect costs, may be audited by U.S. Government representatives. These audits may result in adjustments to our contract costs. We normally negotiate with the U.S. Government representatives before settling on final adjustments to our contract costs. Substantially all of our indirect contract costs have been agreed upon through fiscal year 1998. We have recorded contract revenues in fiscal year 1999 and 2000 based upon costs we expect to realize upon final audit. However, we do not know the outcome of any future audits and adjustments and we may be required to reduce our revenues or profits upon completion and final negotiation of these audits.

OUR FAILURE TO CONTROL FIXED-PRICE CONTRACTS MAY RESULT IN REDUCED PROFITS OR IN LOSSES

     The percent of our revenues from firm fixed-price contracts was 39% for fiscal year 1999, 32% for fiscal year 1998 and 24% for fiscal year 1997. Because we assume the risk of performing a firm fixed-price contract at a set price, the failure to accurately estimate ultimate costs or to control costs during performance of the work could result, and in some instances has resulted, in reduced profits or in losses for such contracts.

PRE-CONTRACT COSTS MAY NOT BE RECOVERED

     Any costs we incur before the execution of a contract or contract amendment are incurred at our risk, and it is possible that the customer will not reimburse us for such costs. At April 30, 1999, we had unbilled receivables of $26,198,000 included in revenues, exclusive of related fees for such pre-contract costs. We cannot assure you that contracts or contract amendments will be executed or that the related costs will be recovered.

RISKS RELATING TO OUR INDUSTRY

WE MUST ATTRACT, TRAIN AND RETAIN SKILLED EMPLOYEES

     The availability of highly trained and skilled professional, administrative and technical personnel is critical to our future growth and profitability. Competition for scientists, engineers, technicians, management and professional personnel is intense and competitors aggressively recruit key employees. Because of our growth and competition for experienced personnel, it has become more difficult to meet all of our needs for such employees in a timely manner. We intend to continue to devote significant resources to recruit, train and retain qualified employees; however, we cannot assure you that we will be able to attract, train and retain such employees on acceptable terms. Any failure to do so could have a material adverse effect on our operations.

OUR FAILURE TO REMAIN COMPETITIVE COULD HARM OUR BUSINESS

     Our business is highly competitive, particularly in the business areas of telecommunications and information technology outsourcing. We compete with larger companies that have greater financial resources and larger technical staffs. We also compete with smaller, more highly specialized entities who are able to concentrate their resources on particular areas. In addition, we compete with the U.S. Government's own in-house capabilities and federal non-profit contract research centers. To continue our success, we must provide superior service and performance on a cost-effective basis.

RISKS RELATING TO OUR STOCK

NO PUBLIC MARKET EXISTS FOR OUR STOCK AND THE ABILITY OF A STOCKHOLDER TO SELL OUR STOCK IS LIMITED

     There is no public market for the Class A common stock. The limited market maintained by our wholly-owned broker-dealer subsidiary, Bull, Inc., permits existing stockholders to offer our stock for sale only on predetermined trade dates (which we refer to as a "Trade Date"). Generally, there are four Trade Dates each year. If there are insufficient buyers for the stock on any Trade Date, our stockholders will not be able to sell their stock on the Trade Date.

OUR STOCK PRICE IS DETERMINED BY OUR BOARD OF DIRECTORS AND IS NOT ESTABLISHED BY MARKET FORCES

     Our stock price is not determined by a trading market of bargaining buyers and sellers. Our board of directors determines the price at which the Class A common stock trades in the limited market pursuant to the valuation process described on pages 17 through 19. Our board of directors believes that the stock price represents a fair market value; however, we cannot assure you that the stock price represents the value that would be obtained if our stock was publicly traded. The formula referred to on page 17, which is one part of the valuation process, does not specifically include variables reflecting all financial and valuation criteria that may be relevant. Absent changes in the Market Factor, which may change considerably from quarter to quarter as appropriate to reflect changing business, financial and market conditions, the mechanical application of the formula, tends to reduce the impact on the stock price of quarterly fluctuations in our operating results because the formula takes into account our net income for the four preceding quarters.

FUTURE RETURNS ON OUR CLASS A COMMON STOCK MAY DIFFER SIGNIFICANTLY FROM HISTORICAL RETURNS

     We cannot assure you that the price of the Class A common stock will not decline or provide returns in the future comparable to those achieved historically.

CHANGES IN OUR BUSINESS MAY INCREASE THE VOLATILITY OF THE STOCK PRICE

     The stock price could be subject to greater fluctuations than it has experienced in the past. The increased volatility is expected to result from the impact on our stock price of:

     - our ownership interest in Network Solutions, Inc., a publicly traded and highly volatile Internet company. As of June 3, 1999, we owned approximately 44.7% of the outstanding common stock of Network Solutions

     - the increase of our commercial and international business as a proportion of our overall business and the greater volatility associated with companies in those business areas

     - the impact of acquisitions, investments and joint ventures that we may pursue in the future

     Finally, the Market Factor in the formula may change considerably, from quarter to quarter as appropriate, to reflect changing business, financial and market conditions.

THE ABILITY OF A STOCKHOLDER TO SELL OR TRANSFER OUR CLASS A COMMON STOCK IS RESTRICTED

     Our certificate of incorporation limits our stockholders' ability to sell or transfer shares of Class A common stock in some circumstances. These restrictions include:

     - our right of first refusal to purchase shares a stockholder offers to sell to a third party other than in our limited market

     - our right to repurchase shares upon the termination of a stockholder's employment or affiliation with us

     The repurchase restriction does not apply to qualified employees who elect to have us defer our repurchase rights for five years.

RESTRICTIONS IN OUR CERTIFICATE OF INCORPORATION AND BYLAWS MAY DISCOURAGE TAKEOVER ATTEMPTS THAT YOU MIGHT FIND ATTRACTIVE

     Our certificate of incorporation and bylaws may discourage or prevent attempts to acquire control of us that are not approved by our board of directors, including transactions in which stockholders might receive a premium for their shares above the stock price. Our stockholders may view such a takeover attempt favorably. In addition, the restrictions may make it more difficult for our stockholders to elect directors.

FORWARD-LOOKING STATEMENT RISKS

YOU MAY NOT BE ABLE TO RELY ON FORWARD-LOOKING STATEMENTS

     The information contained in this prospectus or in documents that we incorporate by reference includes some forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause our actual results, performance, achievements, or industry results to be very different from the results, performance or achievements expressed or implied by these forward-looking statements.

     In addition, forward-looking statements depend upon assumptions, estimates and dates that may not be correct or precise and involve known or unknown risks, uncertainties and other factors. Accordingly, a forward-looking statement is not a prediction of future events or circumstances and those future events or circumstances may not occur. Given these uncertainties, you are warned not to rely on the forward-looking statements. A forward-looking statement is usually identified by our use of certain terminology including "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates" or "intends," or by discussions of strategies or intentions. We are not undertaking any obligation to update these factors or to publicly announce the results of any changes to our forward-looking statements due to future events or developments.

                                USE OF PROCEEDS

     The shares of Class A common stock offered by SAIC are primarily being offered to permit SAIC's employee benefit plans to acquire shares and to permit SAIC to offer shares of Class A common stock to present and potential employees, consultants and directors. The net proceeds to be received by SAIC from the sale of shares of Class A common stock offered by SAIC, after deducting expenses payable by SAIC which are estimated to be $304,000, will be used for working capital and general corporate purposes. Approximately 12,965,748 of the shares offered or sold in SAIC's limited market are offered by SAIC's stockholders, including the selling stockholders. SAIC will not receive any portion of the proceeds from the sale of these shares, including any shares sold by the selling stockholders.

                          DESCRIPTION OF CAPITAL STOCK

     SAIC is authorized to issue

     - 1,000,000,000 shares of Class A common stock

     - 5,000,000 shares of Class B common stock

     - 3,000,000 shares of preferred stock

     As of July 31, 1999, 235,364,456 shares of Class A common stock, 301,460 shares of Class B common stock and no shares of preferred stock were issued and outstanding.

     As of July 31, 1999, there were 28,561 record holders of Class A common stock and 154 record holders of Class B common stock.

COMMON STOCK

GENERAL

VOTING

     Except as otherwise provided by law, the holders of shares of Class A and Class B common stock vote together as a single class in all matters. Each holder of Class A common stock has one vote per share and each holder of Class B common stock has 20 votes per share.

     All the holders of common stock are entitled to cumulate their votes for the election of directors. This means that each Class A stockholder can cast the number of votes that equals the number of shares of Class A common stock held multiplied by the number of directors to be elected. Each Class B stockholder can cast 20 times the number of shares of Class B common stock held multiplied by the number of directors to be elected. Each stockholder may cast all of their votes for a single nominee or may distribute them among any two or more nominees as the stockholder sees fit.

CLASSIFIED BOARD OF DIRECTORS

     SAIC's certificate of incorporation provides for a classified board of directors consisting of three classes which shall be nearly as equal in number as possible. The number of authorized directors is currently fixed at 22 directors, with eight directors in Class III and seven directors in each of Class I and Class II. Each year the stockholders elect a different class of directors to serve a three-year term. Classification of the board of directors requires a greater number of votes to ensure the election of a director than would be required without the classification.

DIVIDENDS

     Subject to the rights of any preferred stockholders, the common stockholders have the right to receive dividends that SAIC's board of directors declares and to share proportionately in SAIC's assets in the event of liquidation or dissolution, after payment of any amounts due to creditors. Any dividend or distribution made with respect to a share of Class B common stock must be 20 times the dividend or distribution made with respect to each share of Class A common stock.

RECLASSIFICATION

     Neither class of common stock may be subdivided, consolidated, reclassified or otherwise changed unless the relative powers, preferences, rights, qualifications, limitations and restrictions applicable to the other class of common stock are maintained.

PROHIBITION ON ISSUANCE OF CLASS B COMMON STOCK

     Under the terms of SAIC's certificate of incorporation, SAIC is prohibited from issuing any additional shares of Class B common stock. The holders may convert each share of Class B common stock at any time into 20 shares of Class A common stock. SAIC will retire all shares of Class B common stock that it reacquires and those shares will not be available for reissuance.

MERGERS, CONSOLIDATIONS OR BUSINESS COMBINATIONS

     In any merger, consolidation or business combination to which SAIC is a party, other than one where SAIC is the surviving corporation and which does not result in any reclassification of or change in the outstanding shares of common stock, each share of Class B common stock is entitled to receive 20 times the consideration to be received with respect to each share of Class A common stock.

MERGERS WITH RELATED PERSONS

     SAIC's certificate of incorporation generally requires that mergers and certain other business combinations between SAIC and a related person must be approved by the holders of securities having 80% of SAIC's outstanding voting power, as well as by the holders of a majority of such securities that are not owned by the related person. A "related person" means any holder of 5% or more of SAIC's outstanding voting power. Under Delaware law, unless the certificate of incorporation provides otherwise, only a majority of SAIC's outstanding voting power is required to approve certain of these transactions, such as mergers and consolidations, while certain other of these transactions would not require stockholder approval.

     The 80% and majority of independent voting power requirements of SAIC's certificate of incorporation will not apply, however, to a business combination with a related person, if the transaction

     (1) is approved by SAIC's board of directors before the related person acquired beneficial ownership of 5% or more of SAIC's outstanding voting power, or

     (2) is approved by at least a majority of the members of SAIC's board of directors who are not affiliated with the related person and who were directors before the related person became a related person, or

     (3) involves only SAIC and one or more of its subsidiaries and certain other conditions are satisfied.

AMENDMENT OF CHARTER

     The amendment of certain provisions of SAIC's certificate of incorporation and bylaws require the approval of at least two-thirds of the total voting power of all of SAIC's outstanding shares of voting stock. These provisions relate to the number of directors, the election of directors and the vote of stockholders required to modify the provisions of the certificate of incorporation and bylaws requiring these approvals.

TRANSFER AGENT

     SAIC acts as its own transfer agent for both the Class A and Class B common stock.

RESTRICTIONS ON CLASS A COMMON STOCK

     The shares of Class A common stock are subject to restrictions under SAIC's certificate of incorporation, including

1. Right of Repurchase Upon Termination of Employment or Affiliation

     Generally, shares of Class A common stock are subject to a right of repurchase upon the termination of the stockholder's employment or affiliation with SAIC.

     SAIC's right of repurchase does not apply to shares of Class A common stock that are held by a stockholder who received the shares

     - in connection with SAIC's reorganization in 1984 in exchange for shares that were not subject to a right of repurchase upon termination of employment or affiliation

     - upon exercise of a non-qualified stock option granted before October 1, 1981 under the SAIC 1979 Stock Option Plan that were not converted into incentive stock options

     - in exchange for shares of Class B common stock that were not subject to a right of repurchase upon termination of employment or affiliation

     - in connection with a stock dividend or a stock split on the outstanding shares of Class A common stock which have been issued under any of the circumstances described in the bullet points above

     SAIC's right of repurchase will apply to all shares of Class A common stock which the stockholder has the right to acquire after his or her termination of employment or affiliation under

     - any of SAIC's employee benefit plans, except the Employee Stock Retirement Plan or any other retirement or pension plan that SAIC or one of its subsidiaries adopt that does not provide SAIC the repurchase right

     - any option or other contractual right to acquire shares of Class A common stock which was in effect at the date of the termination of employment or affiliation

     SAIC's right of repurchase is exercised by mailing a written notice to the stockholder within 60 days following termination of employment or affiliation.

     If SAIC repurchases the shares, the price will be the stock price per share on the date

     - of the termination of employment or affiliation, for shares owned by the stockholder on that date or shares acquired after that date in connection with options or other contractual right which were in effect on that date or

     - the shares are distributed to the holder, for shares distributed to the holder after termination of employment or affiliation in connection with any of SAIC's employee benefit plans

     SAIC will pay for the shares in cash within 90 days of the date used to determine the repurchase price.

     SAIC's repurchase right does not apply to qualified employees who elect to have SAIC defer the repurchase right for five years. Under the Alumni Program, an employee who is over 59 1/2 and has more than 10 years of employment with SAIC at the date of his or her retirement can make this election. During the five-year deferral period, the stockholder may sell shares in SAIC's limited market or transfer shares to family members. At the end of the five-year deferral period, all the shares will be subject to repurchase at the stock price in effect at that time. The Alumni Program pertains only to the deferral of the right of repurchase. It does not provide the employee any rights with respect to the vesting or prevent the forfeiture of any shares or options the employee holds at the date of his or her retirement, nor does it guarantee that SAIC will repurchase the shares at the end of the deferral period.

2. Right of First Refusal

     If a stockholder wants to sell any shares of Class A common stock other than in the limited market, the stockholder must give SAIC notice first. The notice must include the following:

     - a statement signed by the stockholder that he or she wants to sell shares of Class A common stock and has received a valid offer to purchase the shares

     - a statement signed by the person offering to buy the shares that includes the following:

      -- the intended purchaser's full name, address and taxpayer identification number

      -- the number of shares to be purchased

      -- the price per share to be paid

      -- the other terms under which the purchase is intended to be made

      -- a representation that the offer, under the terms specified, is valid

     - if the purchase price is payable in cash, a copy of a certified check, cashier's check or money order payable to the stockholder from the purchaser in the amount of the purchase price to be paid in cash

     SAIC has the right to purchase the shares from the stockholder within 14 days on the same terms described in the notice. If SAIC does not exercise this right, the holder may sell the shares within 30 days to the person and at the price and on the terms identified in the notice. The holder may not sell the shares to any other person or at any different price or on any different terms without first re-offering the shares to SAIC.

3. Transfers Other than by Sale

     Except for sales in SAIC's limited market and as described above, a stockholder may not sell, assign or transfer any shares of Class A common stock without SAIC's prior written approval. SAIC may require the person to whom the shares are transferred to agree to hold the shares subject to SAIC's right to repurchase the shares upon the termination of employment or affiliation of the employee, director or consultant who is transferring the shares.

4. Lapse or Waiver of Restrictions

     All of the restrictions on the Class A common stock will automatically terminate if SAIC makes an underwritten public offering of either class of its common stock or applies to have any class of its common stock listed on a national securities exchange. In addition, SAIC's board of directors may waive any or all of the restrictions on shares of Class A common stock in other circumstances deemed appropriate.

PREFERRED STOCK

     Under SAIC's certificate of incorporation, the board of directors may issue shares of preferred stock at any time in one or more series without stockholder approval. The board of directors determines the designations, preferences and relative rights, qualifications and limitations of each series. Each series of preferred stock could rank senior to the Class A and Class B common stock with respect to dividend, redemption and liquidation rights.

     Holders of preferred stock would not have any preferential right to purchase any shares of SAIC's capital stock. SAIC does not have any present plan to issue any shares of preferred stock.

ANTI-TAKEOVER EFFECTS

     The combined effect of a variety of provisions may discourage, delay or prevent attempts to acquire control of SAIC that are not approved by the board of directors. These provisions include:

     - the classification of SAIC's board of directors into three different classes

     - the cumulative voting rights of the stockholders

     - the supermajority vote requirements for mergers or business combinations with related persons

     - the provisions of the certificate of incorporation and bylaws requiring two-thirds approval for certain amendments to the certificate of incorporation or bylaws

     - SAIC's right of first refusal

     - SAIC's right of repurchase upon termination of employment or affiliation

     These provisions may have the effect of discouraging takeover attempts that some stockholders might consider to be in their best interests, including tender offers in which stockholders might receive a premium for their shares over the stock price available in SAIC's limited market. These provisions may also make it more difficult for individual stockholders or a group of stockholders to elect directors. However, SAIC's board of directors believes that these provisions are in the best interests of SAIC and its stockholders. These provisions may encourage potential acquirers to negotiate directly with SAIC's board of directors, which is in the best position to act on behalf of all stockholders.

                              SELLING STOCKHOLDERS

     Each of the selling stockholders is or has been a director and/or officer of SAIC within the past three years. The following table presents information as of July 31, 1999 regarding the number of shares of Class A common stock owned by each selling stockholder. Shares issuable upon the exercise of stock options that are exercisable within 60 days of July 31, 1999 and shares allocated to the selling stockholder's accounts as of July 31, 1999 under SAIC's employee benefit plans are included. The information shown is adjusted to reflect the sale of all shares of Class A common stock being offered by the selling stockholder. The table does not give effect to the sale of any shares of Class A common stock being offered by SAIC. Except as indicated below, all the shares are owned of record and beneficially. The percentage of shares owned is based upon the total number of outstanding shares of Class A common stock at July 31, 1999.

     Based upon the total number of shares of Class A and Class B common stock outstanding at July 31, 1999 and assuming that each outstanding share of Class B common stock is converted into 20 shares of Class A common stock

     - Dr. J.R. Beyster owns 1.32% of common stock before the offering and would own 1.25% after the offering and

     - all of the selling stockholders as a group own 2.59% of common stock before the offering and would own 2.36% after the offering

     The "Other Selling Stockholders Group" listed in the following table is comprised of six directors that together hold less than 1% of Class A common stock before the offering.

                             SHARES OWNED                               SHARES OWNED
                          PRIOR TO OFFERING          NUMBER            AFTER OFFERING
                       ------------------------     OF SHARES     ------------------------
  NAME AND POSITION     NUMBER       PERCENTAGE   BEING OFFERED    NUMBER       PERCENTAGE
  -----------------    ---------     ----------   -------------   ---------     ----------
J.R. Beyster.........  3,181,948(1)(2)    1.35%      160,000      3,021,948(1)(2)    1.29%
  Chairman of the
  Board, Chief
  Executive Officer
  and President
J.E. Glancy..........    598,616(1)        *          20,000        578,616(1)        *
  Director and
  Corporate Executive
  Vice President
J.W. McRary..........    586,544(1)        *          80,000        506,544(1)        *
  Director
Other Selling
  Stockholders
  Group..............  1,896,448(1)        *         286,000      1,610,448(1)        *

-------------------------
(1) Includes shares that are owned of record by family members and/or trusts.

(2) Includes 21,820 shares held by The Beyster Family Foundation.

 *  Represents less than one percent of both:

     - the outstanding shares of Class A common stock and

     - the outstanding shares of Class A common stock assuming that each outstanding share of Class B common stock is converted into 20 shares of Class A common stock

     The 546,000 shares of Class A common stock registered for sale by the selling stockholders listed above represent only the maximum number of shares these stockholders may sell in accordance with this prospectus. Of the 815,540 shares of Class A common stock offered by the selling stockholders under SAIC's prospectus dated May 20, 1998, as of July 31, 1999, only 185,380 shares were actually sold by those stockholders.

                              PLAN OF DISTRIBUTION

CLASS A COMMON STOCK OFFERED BY OR ATTRIBUTED TO SAIC

     The shares of Class A common stock offered by SAIC may be offered directly or contingently to present, future and potential employees, consultants and directors of SAIC or any entity in which SAIC has an equity interest (which we refer to as an "Affiliate"). The shares of Class A common stock may also be offered to the employee benefit plans of SAIC or its subsidiaries as described below. SAIC believes that its success depends on its employees, consultants and directors. Therefore, SAIC's policy is to offer these persons opportunities to acquire SAIC Class A common stock as an incentive to become or remain employed by, or affiliated with SAIC or its Affiliates.

Direct and Contingent Sales to Employees, Consultants and Directors

     At the discretion of the board of directors or the operating committee of the board of directors, SAIC may offer shares of Class A common stock to employees, directors and consultants of SAIC and its Affiliates. These sales may be made in SAIC's limited market or made directly by SAIC from time to time. In addition, a stockholder may offer to sell shares in SAIC's limited market and these sales are attributed to SAIC by the SEC. All purchasers will receive a copy of this prospectus from SAIC at or before the sale. SAIC's certificate of incorporation provides that all shares of Class A common stock are subject to a right of first refusal and a right of repurchase by SAIC upon termination of employment or affiliation by an individual stockholder. The repurchase restriction does not apply to qualified employees who elect to have SAIC defer its repurchase rights for five years.

Offerings Pursuant to Employee Benefit Plans

     SAIC may offer shares of Class A common stock in connection with the following employee benefit plans maintained by SAIC and its subsidiaries:

     - Cash or Deferred Arrangement (which we refer to as "CODA")

     - Employee Stock Retirement Plan

     - Restated 1984 Bonus Compensation Plan

     - Stock Compensation Plan

     - Management Stock Compensation Plan

     - Key Executive Stock Deferral Plan

     - 1998 Employee Stock Purchase Plan

     - 1992 Stock Option Plan

     - 1995 Stock Option Plan

     - 1998 Stock Option Plan

     - 1999 Stock Incentive Plan

     - AMSEC LLC Employees 401(k) Profit Sharing Plan

     - Telcordia Technologies, Inc. Savings and Security Plan

     - Telcordia Technologies, Inc. Savings Plan for Salaried Employees

     - TransCore Retirement Savings Plan

CLASS A COMMON STOCK OFFERED BY THE SELLING STOCKHOLDERS

     The selling stockholders whose shares of Class A common stock are also being offered under this prospectus may offer 546,000 shares of Class A common stock. The selling stockholders will not be treated more favorably than other stockholders selling in SAIC's limited market. Like all stockholders selling shares in the limited market (other than SAIC or its retirement plans), the selling stockholders will pay a two percent commission to SAIC's wholly-owned, broker-dealer subsidiary, Bull, Inc.

                        DETERMINATION OF OFFERING PRICE

     SAIC's board of directors determines the price of the Class A common stock using the valuation process described below. The Class A common stock is traded in the limited market maintained by Bull, Inc. at the stock price determined by the board of directors. Our board of directors reviews the stock price at least four times each year, generally at quarterly meetings. These meetings are currently scheduled in January, April, July and October of each year and are held approximately two weeks before the four predetermined Trade Dates in each year. SAIC's certificate of incorporation provides that the price of the Class B common stock is equal to 20 times the stock price applicable to the Class A common stock.

     The following formula is used in the valuation process:

        the price per share is equal to the sum of

        (1) a fraction, the numerator of which is the stockholders' equity of SAIC at the end of the fiscal quarter immediately preceding the date on which a price determination is to occur ("E") and the denominator of which is the number of outstanding common shares and common share equivalents at the end of such fiscal quarter ("W(1)") and

        (2) a fraction, the numerator of which is 5.66 multiplied by the market factor ("M" or "Market Factor"), multiplied by the earnings of SAIC for the four fiscal quarters immediately preceding the price determination ("P"), and the denominator of which is the weighted average number of outstanding common shares and common share equivalents for those four fiscal quarters, as used by SAIC in computing diluted earnings per share ("W").

     The formula, shown as an equation, is as follows:

                  E         5.66MP
                ----        ------
 Stock Price =  W(1)    +     W

     The number of outstanding common shares and common share equivalents described above in the formula assumes that each share of Class B common stock is converted into 20 shares of Class A common stock. Historical values for each variable of the formula are shown in our annual report on Form 10-K for the year ended January 31, 1999.

     The board of directors first used a valuation formula that took into consideration stockholder equity and earnings per share in establishing the price of the Class A common stock in 1972. The Market Factor was added to the formula in 1973 to reflect the broad range of business, financial and market forces that also affect the fair market value of the Class A common stock. The board of directors reviews and sets the Market Factor at the value which causes the formula to yield the stock price which the board believes represents a fair market value for the Class A common stock.

     When the board of directors amended the formula in March 1976, the 5.66 multiplier was added as a constant to further cause the price to reflect a fair market value of the Class A common stock. The 5.66 multiplier has not been assessed for change since that time.

     So that the stock price would continue to reflect a fair market value as required by law, the board of directors modified the formula again in 1995 to delete a limitation that the stock price not be less than 90% of the net book value per share of the Class A common stock at the end of the quarter immediately preceding the date on which a price revision is to occur (the "Book Value Floor"). The stock price has always exceeded the Book Value Floor, and the Book Value Floor has never been used to establish the stock price.

     To conform to changes in the accounting standards related to the calculation of earnings per share, the board of directors modified the formula in 1998 so that the weighted average shares outstanding, or "W," is derived by reference to our "diluted earnings per share" rather than by reference to "primary earnings per share."

     The board of directors has broad discretion to modify the valuation process. However, the board of directors does not anticipate changing the valuation process unless:

     - in the good faith exercise of its fiduciary duties and after consultation with our independent accountants as to whether the change would result in a charge to earnings upon the sale of Class A common stock, the board of directors, including a majority of the directors who are not our employees, determines that the valuation process no longer results in a fair market value for the Class A common stock or

     - a change in the formula or any other aspect of the valuation process used to value the Class A common stock is required under applicable law

     - in the good faith exercise of its fiduciary duties, the board of directors, including a majority of directors who are not our employees, after consulting with an independent appraisal firm, determine that a change in the formula or any other aspect of the valuation process is appropriate and that the stock price established by the board of directors through the modified valuation process reflects a fair market value of the Class A common stock.

     In determining the price of the Class A common stock, the board of directors considers many relevant factors, including:

     - the performance of the general securities markets and relevant industry groups

     - the historical financial performance of SAIC versus comparable public companies

     - the prospects for SAIC's future performance

     - general economic conditions

     - valuation input from an independent appraisal firm

     In conjunction with the board of directors' valuation process, an independent appraisal firm prepares an appraisal of the Class A common stock. The stock price and Market Factor, as determined by the board of directors, remains in effect until subsequently changed by the board of directors. The board of directors has authorized its stock policy committee to review the stock price during the period between meetings of the board of directors to determine whether the stock price continues to represent a fair market value. If the stock policy committee considered it appropriate to modify the stock price, it would apply the same valuation process used by the board of directors. The board of directors believes that the current valuation process results in a value which represents a fair market value for the Class A common stock within a broad range of financial criteria.

     Although the value assigned by the board of directors to the Market Factor has been subject to larger and more frequent changes, the board of directors continues to use the formula in the valuation process. The price of the Class A common stock and the Market Factor could be subject to greater fluctuations in the future than in the past due to a number of factors, including:

     - the distortive impact of one-time events not in the normal course of business on our earnings used to calculate the formula price, such as the gain we recognized on the sale of stock in a secondary offering of Network Solutions, a publicly-traded company in which we own approximately 44.7% of its stock

     - the volatility of the stock price of Network Solutions, a highly volatile Internet company, and its impact on the stock price

     - the increase of our commercial and international business as a proportion of our overall business and the greater volatility associated with companies in these business areas

     - the impact of acquisitions, investments and joint ventures that we may pursue

                             EMPLOYEE BENEFIT PLANS

     The Class A common stock may be offered in connection with several of SAIC's employee benefit plans. The primary purpose of these plans is to motivate SAIC's employees, consultants and directors to achieve our goals and help us grow. The following is a summary description of each of these plans. Unless defined in this prospectus, all capitalized terms have the meanings shown in the applicable employee benefit plan.

CODA

     The Cash or Deferred Arrangement, or "CODA," is a qualified retirement plan maintained pursuant to Section 401(k) of the Internal Revenue Code. The CODA became effective on January 1, 1983 and was approved by the stockholders of SAIC at the 1983 Annual Meeting of Stockholders.

Eligibility and Participation

     Generally, all employees (as defined in the CODA) are eligible to participate in the CODA when they begin work for SAIC, except for employees in groups or units designated as ineligible.

Contributions and Allocations

     The CODA permits participants to defer part of their compensation and to have SAIC directly contribute the amount to the participant's CODA account. Under the terms of the CODA, deferred amounts are treated as contributions made by SAIC. The Committee determines the maximum amount of compensation that a participant may elect to defer, but the deferral may not exceed $10,000 per year. This limit may be adjusted on a yearly basis as permitted by law. In addition to amounts deferred by participants, SAIC may, but is not obligated to, make a matching contribution equal to a percentage or percentages of the amounts which the participants have elected to defer. This matching contribution is allocated to the matching contribution accounts of those participants who

     (1) have elected to defer a portion of their compensation,

     (2) are not employees of a group or unit designated as ineligible to receive a matching contribution and

     (3) have reached age 21 and have completed 12 months of employment and 850 Hours of Service with SAIC during one of the 12-month computational periods.

Forfeitures by terminated participants of unvested matching contributions are used to offset future matching contributions. SAIC may also make additional contributions to the CODA in order to comply with Sections 401(k) and (m) of the Internal Revenue Code. SAIC's additional contribution to the CODA is paid in cash unless the board of directors determines to make the contribution in shares of Class A common stock or another form.

     SAIC makes its contributions to the CODA by the due date for its federal income tax return for the applicable year except contributions resulting from amounts deferred by participants, which must be made shortly after the deferral. SAIC's practice has been to make matching contributions quarterly based on current participant bi-weekly deferrals. Any additional SAIC contribution, if required, is made after the Plan's year end.

     A participant's compensation is reduced, on a dollar-for-dollar basis, by the amount deferred to CODA, for purposes of receiving any allocations under SAIC's Profit Sharing Retirement Plan and Employee Stock Retirement Plan.

     An eligible employee may transfer a rollover contribution from another qualified retirement plan to the trust fund maintained for the CODA in accordance with applicable regulations and Committee procedures. Participants in the CODA who have made a deferral election may stop or change the rate of their deferrals at any time.

Investment of Funds

     The Committee is authorized to establish a choice of investment alternatives, including securities of SAIC, in which the participant's deferred amounts and SAIC's matching contributions may be invested. The investment alternatives established by the Committee and currently available to participants in the CODA consist of the SAIC Stock Fund and 13 Vanguard mutual funds managed by the Vanguard Group, located in Valley Forge, Pennsylvania. SAIC's matching contributions for the Plan Year ended December 31, 1998 were, and the matching contributions for the Plan Year ending December 31, 1999 are currently intended to be, invested in the SAIC Stock Fund, except with respect to certain matching contributions applicable to employees of Network Solutions, Inc., which were invested in shares of Network Solutions, Inc. These contributions to the SAIC Stock Fund may not be exchanged for another investment alternative. Subject to restrictions that the Committee may specify, participants may elect to have contributions, other than matching contributions, allocated among the different investment alternatives. Separate CODA accounts are established for each investment alternative selected by a participant and each account is valued separately. Cash contributions that are to be invested in the SAIC Stock Fund are initially invested in the Vanguard Prime Money Market Fund until shortly before each Trade Date and then are transferred automatically into the SAIC Stock Fund. Except for SAIC's matching contributions, participants may transfer amounts from one investment alternative to one or more other investment alternatives, subject to restrictions that the Committee may specify. No commissions are payable with respect to acquisitions or dispositions of Vanguard fund shares or the SAIC Stock Fund.

     Investments in the SAIC Stock Fund that are exchangeable may be exchanged into other investment choices only on a Trade Date. Generally, balances from Vanguard investments may not be exchanged into the SAIC Stock Fund. However, the Committee, in its sole discretion, may allow participants to exchange balances from Vanguard investments into the SAIC Stock Fund during specified limited window periods. It is the current policy of the Committee to keep all amounts related to the SAIC Stock Fund invested in Class A common stock, except for estimated cash reserves which are primarily used to provide future benefit distributions, future investment exchanges and other cash needs as determined by the Committee. Cash remaining after accounting for estimated cash reserves generally will be used to purchase Class A common stock at the stock price then in effect. Shares of Class A common stock purchased under the CODA may be acquired in SAIC's limited market or purchased from SAIC. If there are not enough cash reserves in the SAIC Stock Fund to provide benefit distributions and/or investment exchanges, shares held by the SAIC Stock Fund will be offered to SAIC for purchase. If SAIC declines to purchase the shares, the Committee intends to offer the shares for sale in SAIC's limited market. Exchanges out of the SAIC Stock Fund may be postponed until the time, if ever, that there is enough cash to make required benefit distributions and provide for investment exchanges. Accordingly, investment exchanges of participants' investments held in the SAIC Stock Fund may be restricted.

     The following table summarizes, as of the dates shown, the investment performance for the last three years of the SAIC Stock Fund and each of Vanguard's 13 mutual funds available for investment. The summary is based on an initial investment of $100 in each investment alternative as of December 31, 1996.

                                SAIC STOCK FUND*

                                                       PERCENT
                                         UNIT     INCREASE/DECREASE
           VALUATION AS OF               VALUE        FOR YEAR
           ---------------              -------   -----------------
December 31, 1996.....................  $100.00
December 31, 1997.....................  $152.10         52.1
December 31, 1998.....................  $257.66         69.4

                               VANGUARD GNMA FUND

                                                       PERCENT
                                         UNIT     INCREASE/DECREASE
           VALUATION AS OF               VALUE        FOR YEAR
           ---------------              -------   -----------------
December 31, 1996.....................  $100.00
December 31, 1997.....................  $109.50          9.5
December 31, 1998.....................  $117.28          7.1

                            VANGUARD 500 INDEX FUND

                                                       PERCENT
                                         UNIT     INCREASE/DECREASE
           VALUATION AS OF               VALUE        FOR YEAR
           ---------------              -------   -----------------
December 31, 1996.....................  $100.00
December 31, 1997.....................   133.20         33.2
December 31, 1998.....................   171.30         28.6

                        VANGUARD PRIME MONEY MARKET FUND

                                                       PERCENT
                                         UNIT     INCREASE/DECREASE
           VALUATION AS OF               VALUE        FOR YEAR
           ---------------              -------   -----------------
December 31, 1996.....................  $100.00
December 31, 1997.....................   105.40          5.4
December 31, 1998.....................   111.09          5.4

-------------------------
* There are six separate SAIC Stock Funds among the SAIC qualified retirement plans, the returns of which differ slightly due to differing cash flows and cash reserves. The figures shown represent returns from a representative SAIC Stock Fund.

                        VANGUARD SHORT-TERM FEDERAL FUND

                                                       PERCENT
                                         UNIT     INCREASE/DECREASE
           VALUATION AS OF               VALUE        FOR YEAR
           ---------------              -------   -----------------
December 31, 1996.....................  $100.00
December 31, 1997.....................   106.50          6.5
December 31, 1998.....................   114.17          7.2

                         VANGUARD WELLESLEY INCOME FUND

                                                       PERCENT
                                         UNIT     INCREASE/DECREASE
           VALUATION AS OF               VALUE        FOR YEAR
           ---------------              -------   -----------------
December 31, 1996.....................  $100.00
December 31, 1997.....................   120.20         20.2
December 31, 1998.....................   134.38         11.8

                             VANGUARD WINDSOR FUND

                                                       PERCENT
                                         UNIT     INCREASE/DECREASE
           VALUATION AS OF               VALUE        FOR YEAR
           ---------------              -------   -----------------
December 31, 1996.....................  $100.00
December 31, 1997.....................   122.00         22.0
December 31, 1998.....................   122.98          0.8

                       VANGUARD INTERNATIONAL GROWTH FUND

                                                       PERCENT
                                         UNIT     INCREASE/DECREASE
           VALUATION AS OF               VALUE        FOR YEAR
           ---------------              -------   -----------------
December 31, 1996.....................  $100.00
December 31, 1997.....................   104.10          4.1
December 31, 1998.....................   121.69         16.9

                           VANGUARD U.S. GROWTH FUND

                                                       PERCENT
                                         UNIT     INCREASE/DECREASE
           VALUATION AS OF               VALUE        FOR YEAR
           ---------------              -------   -----------------
December 31, 1996.....................  $100.00
December 31, 1997.....................   125.90         25.9
December 31, 1998.....................   176.26         40.0

                   VANGUARD INTERMEDIATE TERM CORPORATE FUND

                                                       PERCENT
                                         UNIT     INCREASE/DECREASE
           VALUATION AS OF               VALUE        FOR YEAR
           ---------------              -------   -----------------
December 31, 1996.....................  $100.00
December 31, 1997.....................   108.90          8.9
December 31, 1998.....................   117.94          8.3

                         VANGUARD SMALL-CAP INDEX FUND

                                                       PERCENT
                                         UNIT     INCREASE/DECREASE
           VALUATION AS OF               VALUE        FOR YEAR
           ---------------              -------   -----------------
December 31, 1996.....................  $100.00
December 31, 1997.....................   124.60         24.6
December 31, 1998.....................   121.36         -2.6

                 VANGUARD LIFESTRATEGY CONSERVATIVE GROWTH FUND

                                                       PERCENT
                                         UNIT     INCREASE/DECREASE
           VALUATION AS OF               VALUE        FOR YEAR
           ---------------              -------   -----------------
December 31, 1996.....................  $100.00
December 31, 1997.....................   116.80         16.8
December 31, 1998.....................   135.37         15.9

                   VANGUARD LIFESTRATEGY MODERATE GROWTH FUND

                                                       PERCENT
                                         UNIT     INCREASE/DECREASE
           VALUATION AS OF               VALUE        FOR YEAR
           ---------------              -------   -----------------
December 31, 1996.....................  $100.00
December 31, 1997.....................   119.80         19.8
December 31, 1998.....................   142.56         19.0

                       VANGUARD LIFESTRATEGY GROWTH FUND

                                                       PERCENT
                                         UNIT     INCREASE/DECREASE
           VALUATION AS OF               VALUE        FOR YEAR
           ---------------              -------   -----------------
December 31, 1996.....................  $100.00
December 31, 1997.....................   122.30         22.3
December 31, 1998.....................   148.47         21.4

Vesting

     Each participant is, at all times, 100% vested in amounts deferred to his or her CODA account. SAIC's matching contribution for employees hired on or after January 1,

1995 does not begin to vest until the participant is credited with three Years of Service. The contribution vests at the rate of 25% per Year of Service for years three through six, so that each participant's interest becomes fully vested after the participant is credited with six Years of Service. A participant's interest can also become fully vested when the participant reaches age 59 1/2, or upon permanent disability, judicial declaration of mental incompetence or death, while employed by SAIC. SAIC's matching contribution for employees hired on or before December 31, 1994 remains fully vested.

Loans

     A participant can borrow from his or her CODA account. The maximum amount a participant can borrow under all of SAIC's and its subsidiaries' qualified retirement plans is $50,000 less the excess of the participant's highest aggregate outstanding loan balance(s) during the prior 12 months over the aggregate loan balance(s) outstanding on the date of a new loan. Loans are further limited to 50% of a participant's vested interest in his or her accounts in all of SAIC's qualified retirement plans. Loans from the CODA may not exceed the vested value in the CODA account less vested amounts invested in the SAIC Stock Fund within the Plan. The minimum loan amount is $500. A $50 processing fee is charged for each loan. Effective with respect to new loans made on or after October 1, 1998, a participant will be limited to a total of three outstanding loans from SAIC's qualified retirement plans.

     Loans must

     (1) bear a reasonable rate of interest,

     (2) be adequately secured,

     (3) state the date upon which the loan must be repaid, which may not be more than five years, unless the proceeds are used to acquire a principal residence, in which case repayment may not exceed 25 years, and

     (4) be amortized with level payments, made not less frequently than quarterly, over the term of the loan.

     The Committee currently requires that loans be repaid through payroll deductions. The loan documents provide that 50% of the participant's vested account balances in all of SAIC's qualified retirement plans are security for the loan; therefore, the CODA, as well as the other SAIC retirement plans in which the participant has a loan, has a lien against the loan balances. A loan will result in a withdrawal of the borrowed amounts from the participant's interest in the funds against which the loan is made. Principal and interest payments on the loan are allocated to the account(s) of the borrowing participant in accordance with the current investment choices of the participant.

Distributions and Withdrawals

     If a participant terminates employment with SAIC after reaching age 59 1/2, the participant is entitled to receive a single distribution of the entire interest in his or her CODA account and vested interest in the matching contribution account. Distributions are made on a quarterly basis. If a participant dies while employed by SAIC, the Committee will direct the Trustee to make a single distribution of the participant's entire interest in his or her CODA account and matching contribution account to the participant's spouse. Alternatively, if the spouse has given proper consent or if the participant has no spouse, the Committee will direct the Trustee to make a single distribution of the deceased participant's entire interest to the beneficiary designated by the participant. If the Committee determines that the participant has suffered a permanent disability while employed by SAIC, the Committee will direct the Trustee to make a single distribution of the participant's entire interest in his or her CODA account and matching contribution account to the disabled participant.

     If a participant terminates employment with SAIC before age 59 1/2 for a reason other than permanent disability or death, the participant's entire interest in his or her CODA account and vested interest in the matching contribution account generally will be paid in a single distribution. If the participant's vested interest in his or her account is $5,000 or less, benefits are paid within a year following the date of the termination. If the vested interest is more than $5,000, the participant may elect to receive distribution of the account(s) any time following termination of employment, subject to normal processing requirements, not later than age 70 1/2. A participant must generally withdraw his or her entire accounts. However, after age 59 1/2 a participant may withdraw balances not invested in the SAIC Stock Fund while leaving the SAIC Stock Fund investments in the CODA. Only one such partial withdrawal after age 59 1/2 is permitted.

     Beginning with the Trade Date in April 2000, former employees who have terminated their employment prior to January 1, 2000 and who have CODA balances in the SAIC Stock Fund must exchange such balances into one of the other (Vanguard) investment options or else such balances will be automatically exchanged into the Vanguard Prime Money Market Fund. In addition, going forward, such balances of participants who terminate employment after December 31, 1999 must be exchanged into one of the other (Vanguard) investment options or else such balances will be automatically exchanged into the Vanguard Prime Money Market Fund on the Trade Date which follows the date Vanguard processes the notice of the participant's termination of employment.

     If a participant who was only partially vested in his or her matching contribution account is reemployed before having five consecutive Breaks in Service, the participant may reinstate his or her account, including the nonvested portion which was previously forfeited, by repaying the amount distributed from such account before the earlier of the date he or she incurs five consecutive Breaks in Service following the date of distribution or five years following reemployment. Except in the case of a qualifying hardship, participants cannot make withdrawals from their CODA account before termination of employment unless and until they reach age 59 1/2. In the absence of a qualified domestic relations order to the contrary, a participant's interest in the CODA may not be voluntarily or involuntarily assigned or transferred, except for the purpose of qualified SAIC retirement plan loans. The Committee has established procedures for hardship withdrawals including

     (1) definition of qualifying hardships,

     (2) requirements for having first withdrawn all voluntary after-tax contributions from any other SAIC retirement plans and having received the maximum loans available under such plans and

     (3) requirement for a 12-month suspension from making elective deferrals into the CODA following the hardship withdrawal.

     All distributions, including withdrawals, from the CODA are paid in cash.

EMPLOYEE STOCK RETIREMENT PLAN

     The Employee Stock Retirement Plan is a qualified stock bonus retirement plan under Section 401(a) of the Internal Revenue Code. Originally a "stock bonus retirement plan," the plan first became effective on February 1, 1973 and was approved by the stockholders at the 1982 Annual Meeting of Stockholders. Effective January 1, 1985, the plan was amended and its name changed to the Employee Stock Ownership Plan. In February 1990, the SAIC Stock Funds within the SAIC Profit Sharing Retirement Plan and the CODA were transferred to the Employee Stock Ownership Plan to enable it to help meet certain tax requirements and further SAIC's goal of employee stock ownership by increasing the percentage of SAIC's Class A common stock and Class B common stock beneficially owned by current employees. In November 1992, for similar reasons, the non-exchangeable SAIC Stock Fund within the CODA was transferred to the Employee Stock Ownership Plan, pursuant to which the Employee Stock Ownership Plan acquired 700,444 shares of Class A common stock from 186 stockholders who were not employees, directors, consultants or members of their families. On October 1, 1997, the Employee Stock Ownership Plan was converted back to a stock bonus retirement plan, and the name of the plan was changed to the Employee Stock Retirement Plan.

Eligibility and Participation

     Generally, all employees who have reached age 21, completed 12 months of employment and completed 850 Hours of Service with SAIC during one of the 12-month computational periods are eligible to participate as of the next quarterly entry date, except employees of groups or units designated as ineligible.

Contributions, Allocations and Forfeitures

     The amount of SAIC's annual contribution to participants' accounts in the Employee Stock Retirement Plan is determined by the board of directors, subject to certain limitations. See "General Provisions of the Employee Stock Retirement Plan and CODA." Participants may not make voluntary contributions to the Employee Stock Retirement Plan. SAIC's contributions are made by the due date of its federal income tax return for the applicable year. SAIC's current practice has been to make pro-rata contributions quarterly.

     SAIC contributions to the Employee Stock Retirement Plan for each Plan Year are allocated to the accounts of eligible participants based on the ratio of the participant's eligible compensation to the total eligible compensation of all the eligible participants. Eligible participants are participants who (1) complete 850 Hours of Service during the Plan Year and (2) either are employed on the last working day of the Plan Year or who terminated employment due to death, retirement, disability or involuntary layoff, other than for cause. Forfeitures, if any, of the nonvested portion of terminated participants' accounts are allocated to the accounts of remaining participants who are entitled to receive an allocation of SAIC's contribution. Forfeitures are allocated based on the ratio of the remaining participant's eligible compensation to the total eligible compensation of all the remaining participants. However, effective January 1, 1995, allocations of SAIC contributions are made separately to different "Fringe Rate" groups designated by SAIC. This means that participants in one Fringe Rate group will receive a different allocation, as a percentage of compensation, than participants in another Fringe Rate group.

Investment of Funds

     It is generally intended that the assets of the Employee Stock Retirement Plan will be held in an SAIC Stock Fund consisting primarily of securities of SAIC. However, the Employee Stock Retirement Plan and/or the SAIC Stock Fund may hold other assets which may consist of cash, qualifying employer real property or qualifying employer securities within the meaning of Sections 407(d)(4) and
(5) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other property. The exact number of shares of Class A common stock, if any, which may be purchased by the Trustee of the Employee Stock Retirement Plan in the future will depend on various factors, including any modifications to the Employee Stock Retirement Plan adopted either in response to changes or modifications in the laws and regulations governing the Employee Stock Retirement Plan or at the discretion of SAIC's management.

     With respect to those SAIC Stock Funds transferred to the Employee Stock Retirement Plan in February 1990 as to which participants had the right to exchange into other investment choices under SAIC's Profit Sharing Retirement Plan or CODA, as applicable, the investment choices available under the latter plans (see "Employee Benefit Plans -- CODA -- Investment of Funds") are made available within the Employee Stock Retirement Plan. In addition, participants who have attained the age of 55 and have ten or more years of service are entitled, under the terms of the Employee Stock Retirement Plan and Committee procedures, to exchange a percentage of their balances in the SAIC Stock Fund into the same Vanguard investment alternatives as are available under the CODA.

     Participants may transfer amounts from one investment alternative to one or more other investment alternatives, subject to restrictions that the Committee may specify. Investments in the SAIC Stock Fund may be exchanged into other investment choices only on a predetermined Trade Date. However, balances from other investments may not be exchanged into the SAIC Stock Fund. It is the current policy of the Committee to keep all amounts related to the SAIC Stock Fund invested in Class A common stock, except for estimated cash reserves which are primarily used to provide future benefit distributions, future investment exchanges and other cash needs as determined by the Committee. Cash remaining after accounting for estimated cash reserves will generally be used to purchase Class A common stock at the stock price then in effect. Cash contributions that are to be invested in the SAIC Stock Fund are initially invested in the Vanguard Prime Money Market Fund until shortly before each Trade Date and then are transferred automatically into the SAIC Stock Fund. If there are not enough cash reserves in the SAIC Stock Fund to provide benefit distributions and/or investment exchanges, shares held by the SAIC Stock Fund will be offered to SAIC for purchase. If SAIC declines to purchase the shares, the Committee intends to offer the shares for sale in SAIC's limited market. Exchanges out of the SAIC Stock Fund may be postponed until the time, if ever, there is enough cash available to make required benefit distributions and provide for investment exchanges. As a result, investment exchanges of participants' investments held in the SAIC Stock Fund may be restricted.

Vesting

     A participant's interest in the Employee Stock Retirement Plan does not begin to vest until the participant is credited with three Years of Service. The interest vests at the rate of 25% per Year of Service for years three through six, so that each participant's interest becomes fully vested after the participant is credited with six Years of Service. A participant's interest can also become fully vested when the participant reaches age 59 1/2, or upon permanent disability, judicial declaration of mental incompetence or death, while employed by SAIC. A participant's interest in the funds transferred from the CODA are 100% vested at all times.

Loans

     A participant can borrow from his or her Employee Stock Retirement Plan account. The maximum amount a participant can borrow under all of SAIC's and its subsidiaries' qualified retirement plans is $50,000 less the excess of the participant's highest aggregate outstanding loan balance(s) during the prior 12 months over the aggregate loan balance(s) outstanding on the date of a new loan. Loans are further limited to 50% of a participant's vested interest in his or her accounts in all SAIC's qualified retirement plans. Loans from the Employee Stock Retirement Plan may not exceed the vested value of the amounts in the Employee Stock Retirement Plan account less vested amounts invested in the SAIC Stock Fund within the Plan. The minimum loan amount is $500. A $50 processing fee is charged for each loan. Effective with respect to new loans made on or after October 1, 1998, a participant will be limited to a total of three outstanding loans from SAIC's qualified retirement plans.

     Loans must

     (1) bear a reasonable rate of interest,

     (2) be adequately secured,

     (3) state the date upon which the loan must be repaid, which may not be more than five years, unless the proceeds are used to acquire a principal residence, in which case repayment may not exceed 25 years and

     (4) be amortized with level payments, made not less frequently than quarterly, over the term of the loan.

     The Committee currently requires that loans be repaid through payroll deductions. The loan documents provide that 50% of the participant's vested account balances in all of SAIC's retirement plans are security for the loan; therefore, the Employee Stock Retirement Plan, as well as the other SAIC retirement plans in which the participant has a loan, has a lien against such balances. A loan will result in a withdrawal of the borrowed amounts from the participant's interest in the funds against which the loan is made, other than the SAIC Stock Fund. Principal and interest payments on the loan are allocated to the account(s) of the borrowing participant in accordance with the current investment choices of the participant.

Distributions and Withdrawals

     If a participant terminates employment with SAIC after reaching age 59 1/2, the participant is entitled to receive a single distribution of the entire interest in his or her Employee Stock Retirement Plan account. Distributions are made on a quarterly basis. If a participant dies while employed by SAIC, the Committee will direct the Trustee to make a single distribution of the participant's entire interest in his or her Employee Stock Retirement Plan account to the participant's spouse or if the spouse has given proper consent or if the participant has no spouse to the Beneficiary designated by the participant. If the Committee determines that the participant has suffered a permanent disability while employed by SAIC, the Committee will direct the Trustee to make a single distribution of the participant's entire interest in his or her Employee Stock Retirement Plan account to the disabled participant.

     If a participant terminates employment with SAIC before age 59 1/2 for a reason other than permanent disability or death, the participant's vested interest in his or her Employee Stock Retirement Plan account generally will be paid in cash in a single distribution. If the participant's vested interest is $5,000 or less, benefits are paid within a year of termination of employment. If the vested interest is more than $5,000, the participant may elect to receive a distribution of his or her account in cash any time following termination of employment, subject to normal processing requirements, not later than age
70 1/2.

     A participant may elect to receive a distribution in the form of Class A common stock, and if applicable, in Class B common stock, in place of the cash distribution alternatives described above. The distribution will be made within 120 days of the participant's normal retirement age of 59 1/2 or date of actual retirement, if later. However, for employees whose employment is terminated after February 9, 1990, with respect to any shares of Class A common stock purchased after December 31, 1986, a participant electing to receive common stock shall receive the payments in five annual installments beginning within one year after the fifth Plan Year following termination of employment.

     If a participant who was only partially vested in his or her account is reemployed before having five consecutive Breaks in Service, he or she may reinstate his or her account, including the nonvested portion which was previously forfeited, by repaying the amount distributed to him or her before the earlier of the date he or she incurs five consecutive Breaks in Service following the date of distribution or five years following reemployment.

     All distributions from the Employee Stock Retirement Plan will be made in cash, except as noted above. In those cases in which shares of Class A common stock or Class B common stock are distributed to participants instead of cash, participants cannot be assured that they will be able to sell their shares in any one quarterly trade or over any specific period of time. Accordingly, a participant's ability to sell their shares would be adversely affected by any lack of liquidity in SAIC's limited market.

     All distributions of shares of Class A common stock and if applicable, Class B common stock, from the Employee Stock Retirement Plan will be subject to the following conditions imposed by the Employee Stock Retirement Plan and/or SAIC's certificate of incorporation:

          (a) Such shares will be subject to a right of first refusal by SAIC and the Employee Stock Retirement Plan, but will not be subject to SAIC's right of repurchase upon termination of employment or affiliation.

          (b) If the shares, at the time they are distributed out of the Employee Stock Retirement Plan, are not "Readily Tradeable Stock" or are subject to a "Trading Limitation" as defined under Treasury regulations, then they will be subject to a "put option" which gives the holder of such shares the right to require SAIC to purchase all or a portion of such shares at their fair market value during two limited time periods. The first of these periods is the 60-day period following the date on which the shares are distributed out of the Employee Stock Retirement Plan and the second of these periods is the 60-day period following notification by SAIC of the valuation of the Class A common stock and Class B common stock as soon as practicable after the beginning of the Plan Year commencing after such distribution.

     Accounts transferred from the CODA or Profit Sharing Retirement Plan retain the distribution options available under the terms of the plan from which they were transferred.

     Participants are not permitted to make withdrawals under the Employee Stock Retirement Plan before termination of employment (or age 70 1/2, if still employed), except for hardship withdrawals from the account transferred to the Employee Stock Retirement Plan from the CODA. However, a participant may, under rules established by the Committee, make one withdrawal from the Employee Stock Retirement Plan after reaching age 62, even if the participant has not terminated employment. Withdrawals after age 70 1/2 are not restricted. See "Employee Benefit Plans -- CODA -- Distributions and Withdrawals." In the absence of a qualified domestic relations order to the contrary, a participant's interest in the Employee Stock Retirement Plan may not be voluntarily or involuntarily assigned or transferred, except for the purpose of qualified SAIC retirement plan loans.

GENERAL PROVISIONS OF THE EMPLOYEE STOCK RETIREMENT PLAN AND CODA

     The Employee Stock Retirement Plan and CODA (collectively, the "Plans") each contain the following provisions:

Contribution Limitations

     The maximum contribution for any plan year which SAIC may make to all Plans for the benefit of a participant, including contributions to the CODA as a result of salary deferral elections by participants, plus forfeitures, may not exceed the lesser of (A) $30,000 or (B) 25% of the participant's compensation. The $30,000 limit will be adjusted for cost of living in accordance with Internal Revenue Service rules.

Administration

     SAIC's board of directors appoints a Committee who administers the Plans. The members of the Committee do not receive any compensation from the Plans for their services as a Committee member. The current members of the Committee and their addresses and phone numbers are

     A.H. Avery, D.W. Baldwin, S.P. Fisher, E.R. Kalin, W.A. Roper, Jr. and B.L. Theule
     Science Applications International Corporation
     10260 Campus Point Drive
     San Diego, CA 92121
     Telephone number: (858) 826-6000

     J. Kahn
     Science Applications International Corporation
     6200 Uptown Blvd. N.E., Suite 300
     Albuquerque, NM 87110
     Telephone number: (505) 830-7561

     W.M. Layson, F.W. Jenkins and M.W. Tobriner (Chairman)
     Science Applications International Corporation
     1710 Goodridge Drive

     McLean, VA 22102
     Telephone number: (703) 821-4300

     E.A. Timmes
     Science Applications International Corporation
     3045 Technology Parkway
     Orlando, FL 32826
     Telephone number: (407) 207-2715

     The Committee has the power to supervise administration and control of each Plan's operations, including the power and authority to

     - allocate fiduciary responsibilities, other than trustee responsibilities, among the Named Fiduciaries

     - designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities

     - employ legal, actuarial, medical, accounting, programming and other assistance as the Committee may deem appropriate in carrying out the Plan

     - establish rules and regulations for the conduct of the Committee's business and the administration of the Plan

     - administer, interpret, construe and apply the Plan and determine questions relating to eligibility, the amount of any participant's service and the amount of benefits to which any participant or beneficiary is entitled

     - determine the manner in which Plan assets are disbursed

     - direct the Trustee regarding investment of Plan assets, subject to the directions of participants when provided in the Plan

Pass-Through Voting and Tendering of Class A Common Stock and Class B Common
Stock

     Each participant in the Plans has the right to instruct the Trustee on a confidential basis how to vote his or her proportionate interest in all shares of Class A common stock and/or Class B common stock held in the various Plans. Voting procedures differ between shares actually allocated to a participant's account, and shares that are held by a Plan but have not yet been allocated. If the Trustee receives voting instructions from a participant, shares allocated to that participant will be voted according to the instructions. The Plan documents provide that the Trustee will vote all allocated shares held in the Plans as to which no voting instructions are received, together with all unallocated shares held in the Plans, in the same proportion, on a Plan-by-Plan basis, as the allocated shares for which voting instructions have been received are voted. The Committee must notify participants of their pass-through voting rights before each meeting of stockholders.

     If there is a tender or exchange offer for SAIC's securities, each participant in the Plans has the right, under current Plan procedures, to instruct the Trustee on a confidential basis whether or not to tender or exchange his or her proportionate interest in all shares of Class A common stock and/or Class B common stock held in the various Plans. The Plan documents provide that the Trustee will not tender or exchange any allocated shares with respect to which no instructions are received from participants. Shares held in the Plans which have not yet been allocated to the accounts of participants will be tendered or exchanged by the Trustee, on a Plan-by-Plan basis, in the same proportion as the allocated shares held in each Plan are tendered or exchanged.

     The Trustee's duties with respect to voting and tendering of Class A and Class B common stock are governed by the fiduciary provisions of ERISA. These fiduciary provisions of ERISA may require, in certain limited circumstances, that the Trustee override the votes, or decisions whether or not to tender, of participants with respect to Class A or Class B common stock and to determine, in the Trustee's best judgment, how to vote the shares or whether or not to tender the shares.

Trustee

     Vanguard Fiduciary Trust Company of Valley Forge, PA is the Trustee under each of the Plans.

     Generally, the Trustee has all the rights afforded a trustee under applicable law, although the Trustee generally may exercise those rights only at the direction of the Committee. Subject to this limitation and those stated in the Plans and master trust agreement, the Trustee's rights include, but are not limited to, the right to

     - invest and reinvest the funds held in the Plans' trust in any investment of any kind, including qualifying employer securities and qualifying employer real property as such investments are defined in Section 407(d) of ERISA, and contracts issued by insurance companies, including contracts under which the insurance company holds Plan assets in a separate account or commingles separate accounts managed by the insurance company

     - retain or sell the securities and other property held in the Plans' trust

     - consent or participate in any reorganization or merger in regard to any corporation whose securities are held in the Plans' trust (subject in the case of SAIC's securities, generally, to the participants' pass-through voting rights and right to instruct the Trustee in the event of a tender or exchange offer) and pay calls or assessments imposed on the holder thereof and consent to any contract, lease, mortgage or purchase or sale of any property between such corporation and any other parties

     - exercise all the rights of the holder of any security held in the Plans' trust, including the right to vote such securities (subject, in the case of SAIC's securities, generally, to the participants' pass-through voting rights), convert such securities into other securities, acquire additional securities and exchange such securities

     - vote proxies and exercise any other similar rights of ownership, subject to the Committee's right to instruct the Trustee as to how (or the method of determining how) the proxies should be voted or such rights should be exercised, according to the Plan procedures described above

     - lend to participants in the Plans such amounts as the Committee directs

     The Trustee's compensation and all other expenses incurred in the establishment, administration and operation of the Plans are paid by the respective Plans unless SAIC elects to pay these expenses. Costs or expenses which are particular to a specific asset or group of assets, such as interest and normal brokerage and other similar charges incurred in connection with the purchase of securities by the Plans' trust, are chargeable and allocable to the participants' accounts to which the securities are allocated in a manner determined by the Committee.

Amendment and Termination

     SAIC has reserved the right to amend each of the Plans at any time, for any reason and without prior notice, except that no such amendment may have the effect of

     - generally causing any assets of the Plans' trusts to be used for or diverted to any purpose other than providing benefits to participants and their beneficiaries and defraying expenses of the Plans, except as permitted by applicable law

     - depriving any participant or beneficiary, on a retroactive basis, of any benefit to which they would otherwise be entitled had the participant's employment with SAIC terminated immediately before the amendment or

     - increasing the liabilities or responsibilities of a Trustee or an Investment Manager without its written consent.

     SAIC has also retained the right to terminate any of the Plans at any time and for any reason, including if SAIC ceases to exist as an entity if it merges into or with any other corporation. In addition, SAIC may discontinue contributions to the Plans; provided, however, that any such discontinuation of contributions shall not automatically terminate the Plans as to funds and assets then held by the Trustee.

ERISA

     Each of the Plans is subject to the provisions of ERISA, including reporting and disclosure obligations, fiduciary standards and the prohibited transaction rules of Title I. Since each of the Plans is an individual account plan under ERISA, none of the Plans are subject to the jurisdiction of the Pension Benefit Guaranty Corporation ("PBGC") under Title IV of ERISA and none of the Plans' benefits are guaranteed by the PBGC.

TRANSCORE RETIREMENT SAVINGS PLAN

     The TransCore Retirement Savings Plan, which became effective January 1, 1986, is a qualified retirement plan maintained pursuant to Section 401(k) of the Internal Revenue Code. The TransCore Retirement Savings Plan permits participants to direct that a portion of their account balances be invested in an SAIC Stock Fund under rules established by the committee of the TransCore Retirement Savings Plan (which we refer to as the "Committee").

Eligibility and Participation

     Generally, all employees of TransCore (other than temporary employees and employees covered under a collective bargaining agreement) who have completed 1,000 hours of service during one of the 12-month computational periods are eligible to participate.

Contributions and Allocations

     The TransCore Retirement Savings Plan permits a participant to elect to defer a portion of such participant's compensation and to have such amount contributed on a pre-tax basis by TransCore to the participant's account in the TransCore Retirement Savings Plan.

     The maximum amount a participant may defer as a pre-tax contribution each year is determined by the Committee so as to satisfy certain tests imposed under the Internal Revenue Code, but in no event may exceed $10,000 in 1999, which amount is adjusted for cost-of-living under Internal Revenue Service rules. In addition to amounts deferred or contributed by participants, TransCore may make a matching contribution to the accounts of participants who have elected to make pre-tax contributions under Section 401(k) of the Internal Revenue Code to the TransCore Retirement Savings Plan. Fifty percent of TransCore's matching contributions will be invested in the SAIC Stock Fund and may not be exchanged into other investment options. The other 50% of TransCore's matching contributions are invested according to the participant's investment choices. In addition, TransCore may, but is not required to, make a discretionary profit sharing contribution to the accounts of participants who complete 1,000 or more hours of service during the Plan Year and are employed on the last day of the Plan Year.

     TransCore's contributions to the TransCore Retirement Savings Plan are made by the due date (including extensions) for TransCore's federal income tax return for the applicable year except contributions arising from participant's pre-tax contributions, which must be made shortly after the deferral under applicable regulations. TransCore's practice has been to make matching contributions monthly.

     A participant's pre-tax contributions to the TransCore Retirement Savings Plan will not reduce his or her compensation for purposes of receiving allocations of any profit sharing contributions under the TransCore Retirement Savings Plan.

     An eligible employee may transfer a rollover contribution from another qualified retirement plan to the trust fund maintained for the TransCore Retirement Savings Plan pursuant to applicable regulations and procedures established by the Committee.

Investment of Funds

     The TransCore Retirement Savings Plan currently permits participants to direct investment of their account balances among nine Vanguard mutual funds and the SAIC Stock Fund. The Vanguard funds offered are: Vanguard Prime Money Market Fund, Vanguard GNMA Fund, Vanguard 500 Index Fund, Vanguard Short-Term Federal Fund, Vanguard Wellesley Income Fund, Vanguard International Growth Fund, Vanguard Long-Term Corporate Fund, Vanguard Wellington Fund and Vanguard Windsor II Fund. The performance tables for the first six funds and the SAIC Stock Fund can be found at pages 22 and 23. See "Employee Benefit Plans -- CODA." The following table summarizes, as of the dates indicated, the investment performance of the latter three funds for the last three years.

                       VANGUARD LONG-TERM CORPORATE FUND

                                                      PERCENT
                                       UNIT      INCREASE/DECREASE
          VALUATION AS OF              VALUE         FOR YEAR
          ---------------             -------    -----------------
December 31, 1996...................  $100.00
December 31, 1997...................   113.80          13.8
December 31, 1998...................   124.27           9.2

                            VANGUARD WELLINGTON FUND

                                                      PERCENT
                                       UNIT      INCREASE/DECREASE
          VALUATION AS OF              VALUE         FOR YEAR
          ---------------             -------    -----------------
December 31, 1996...................  $100.00
December 31, 1997...................   123.20          23.2
December 31, 1998...................   138.11          12.1

                            VANGUARD WINDSOR II FUND

                                                      PERCENT
                                       UNIT      INCREASE/DECREASE
          VALUATION AS OF              VALUE         FOR YEAR
          ---------------             -------    -----------------
December 31, 1996...................  $100.00
December 31, 1997...................   132.40          32.4
December 31, 1998...................   154.11          16.4

     Participants may elect at such time, in such manner and subject to such restrictions as the Committee may specify, to have contributions, other than discretionary profit sharing contributions and 50% of TransCore's matching contributions, allocated or apportioned among the different investment alternatives. Separate accounts are established for each investment alternative selected by a participant and each such account is valued separately. TransCore, in its sole discretion, may permit participants to transfer amounts from one investment alternative to one or more other investment alternatives at such time, in such manner and subject to such restrictions as the Committee may specify.

     Pre-tax contributions made under Section 401(k) of the Internal Revenue Code invested by participants in the SAIC Stock Fund may be exchanged into other investment choices only on a Trade Date. TransCore's matching contributions that are invested in the SAIC Stock Fund may not be exchanged for another investment alternative. Discretionary profit sharing contributions, if any, made by TransCore are currently intended to be invested in the SAIC Stock Fund, which contributions may not be exchanged for another investment alternative. Generally, balances from Vanguard investments may not be exchanged into the SAIC Stock Fund. However, participants may, from time to time, be allowed to exchange balances from Vanguard investments into the SAIC Stock Fund during specified limited window periods. It is the current policy of TransCore to keep all amounts in the SAIC Stock Fund invested in Class A common stock, except for estimated cash reserves which are primarily used to provide future benefit distributions, future investment exchanges and other cash needs. Residual cash remaining after accounting for estimated cash reserves generally will be used to purchase Class A common stock at the stock price then in effect. Cash contributions that are to be invested in the SAIC Stock Fund are initially invested in the Vanguard Prime Money Market Fund until shortly before each Trade Date and then are transferred automatically into the SAIC Stock Fund. Shares of Class A common stock purchased under the TransCore Retirement Savings Plan may be acquired in SAIC's limited market or purchased from SAIC. If cash reserves in the SAIC Stock Fund are insufficient at any time to provide benefit distributions and/or investment exchanges, shares held by the SAIC Stock Fund will be offered to SAIC for purchase. If SAIC declines to purchase the shares, the shares may be offered for sale in SAIC's limited market. Exchanges out of the SAIC Stock Fund may be deferred until such time, if ever, that sufficient cash is available to make required benefit distributions and provide for investment exchanges. Accordingly, investment exchanges of participants' investments held in the SAIC Stock Fund may be restricted.

Vesting

     Under the TransCore Retirement Savings Plan, each participant is, at all times, 100% vested in his or her pre-tax contributions account. Accounts containing employer matching contributions and profit sharing contributions vest 20% per year of service, as defined in the TransCore Retirement Savings Plan. A participant's interest in such accounts also becomes fully vested upon attaining age 65, upon permanent disability or death of the participant while employed by TransCore.

Loans

     Loans are available from a participant's account in the TransCore Retirement Savings Plan in an amount up to the lesser of $50,000 (reduced by the excess of the participant's highest aggregate loan balance(s) during the preceding 12-month period over the aggregate loan balances on the date of a new loan) or 50% of a participant's vested account balance. Loans are limited to specified hardships as approved by TransCore. The minimum loan amount is $1,000 and only one loan may be outstanding at any time. A loan processing fee of $100 is charged for each loan. Loans are funded from the investment funds designated by the participant, but a participant may not borrow from the SAIC Stock Fund or more than 75% of a participant's Equity Fund balance. Loans must

     (1) bear a reasonable rate of interest,

     (2) be adequately secured by the participant's account(s) balance,

     (3) state the date upon which the loan must be repaid, which in any event may not exceed five years from the date the loan is made, unless the proceeds are used to acquire a principal residence and

     (4) be amortized with level payments, made not less frequently than quarterly, over the term of the loan.

     Loans must be repaid through payroll deductions. Principal and interest payments on the loan are allocated to the participant's account(s) in accordance with the current investment choices of the participant.

Distributions and Withdrawals

     If a participant's employment with TransCore terminates on or after the date on which the participant reaches retirement age (65, or 55 with 5 years of service), the participant is entitled to receive a single distribution of his or her entire interest in his or her retirement account(s). Distributions are made on a quarterly basis. In the event a participant dies while employed by TransCore, TransCore will direct the Trustee to make a single distribution of the participant's entire interest in his or her account(s) to the participant's spouse. Alternatively, if such spouse has given proper consent or if the participant has no spouse, TransCore will direct the Trustee to make a single distribution of the deceased participant's entire interest to the Beneficiary designated by the participant. If TransCore determines that the participant has suffered a permanent disability while employed by TransCore, TransCore will direct the Trustee to make a single distribution of the participant's entire interest in his or her account(s) to the disabled participant.

     If a participant's employment with TransCore terminates, other than by reason of permanent disability or death, before the date on which the participant attains retirement age, the participant's entire interest in his or her pre-tax contributions account and vested interest in the matching contribution and profit sharing account(s) generally will be paid in a single distribution as soon as practicable following the date of such termination. If his or her vested interest is more than $5,000, the participant may elect to defer distribution of his or her account(s), but not beyond retirement age, until any time following his or her termination of employment but not later than age 70 1/2.

     If a participant who was only partially vested in his or her matching contribution or profit sharing account is reemployed before having five consecutive Breaks in Service, he or she may reinstate his or her account, including the nonvested portion which was previously forfeited, by repaying the amount distributed to him or her from the account before the earlier of (1) the date he or she incurs five consecutive Breaks in Service following the date of distribution or (2) five years following reemployment. Except in the case of qualifying hardship, no withdrawals may be made from a participant's account(s) before his or her termination of employment unless and until he or she reaches age 59 1/2. Any withdrawals made after age 59 1/2 and any hardship withdrawals may be made only once in any 12-month period. In the absence of a qualified domestic relations order to the contrary, a participant's interest in the TransCore Retirement Savings Plan may not be voluntarily or involuntarily assigned or transferred, except for the purpose of qualified loans. TransCore has established procedures for hardship withdrawals, including

     (1) the definition of qualifying hardships,

     (2) requirements for having received the maximum loans available under all plans maintained by an Affiliated Company, and

     (3) requirement for a 12-month suspension from making elective deferrals into the TransCore Retirement Savings Plan following the hardship withdrawal.

Additional Provisions of the TransCore Retirement Savings Plan

     The TransCore Retirement Savings Plan contains provisions similar to the Employee Stock Retirement Plan and CODA with respect to contribution limitations, pass-through voting and tendering of Class A common stock, amendment and termination and powers of the committee administering the TransCore Retirement Savings Plan. In addition, the description of "ERISA" and "Federal Income Tax Consequences" applicable to the

Employee Stock Retirement Plan and CODA applies equally to the TransCore Retirement Savings Plan. TransCore relies upon SAIC's Committee's review of the price of the Class A common stock. See "Employee Benefit Plans -- General Provisions of the Employee Stock Retirement Plan and CODA."

     The Plan Administrator of the TransCore Retirement Savings Plan is TransCore, and the trustee of the TransCore Retirement Savings Plan is Vanguard Fiduciary Trust Company. The Committee, which is delegated specified duties in connection with the administration of the TransCore Retirement Savings Plan, has three members who are M.W. Tobriner whose address is Science Applications International Corporation, 1710 Goodridge Drive, McLean, VA 22102 and telephone number is (703) 821-4300, and N. Martin and J. Worthington whose address is TransCore, 7611 Derry Street, Harrisburg, PA 17111 and telephone number is (717) 561-2400. The members of the Committee receive no compensation from the TransCore Retirement Savings Plan for their services as a Committee member. TransCore has entered into an agreement with Vanguard for Vanguard to perform specified administrative services for the TransCore Retirement Savings Plan, principally related to accounting and recordkeeping. TransCore pays Vanguard's fees for these administrative services.

AMSEC LLC EMPLOYEES 401(k) PROFIT SHARING PLAN

     The AMSEC LLC Employees 401(k) Profit Sharing Plan, (which we refer to as the "AMSEC Employees 401(k) Profit Sharing Plan") which became effective July 1, 1981, is a qualified retirement plan maintained pursuant to Section 401(k) of the Internal Revenue Code. AMSEC LLC, which we refer to as "AMSEC," is a joint venture that is owned 55% by AMSEC Corporation, a wholly owned subsidiary of SAIC. The AMSEC Employees 401(k) Profit Sharing Plan permits participants to invest in an SAIC Stock Fund, which invests in SAIC Class A common stock.

Eligibility and Participation of AMSEC

     Generally, all employees of AMSEC (other than temporary employees and employees covered under a collective bargaining agreement) are eligible to participate.

Contributions and Allocations

     The AMSEC Employees 401(k) Profit Sharing Plan permits a participant to defer a portion of the participant's compensation by having it contributed on a pre-tax basis by AMSEC to the participant's account in the AMSEC Employees 401(k) Profit Sharing Plan.

     The maximum amount a participant may defer as a pre-tax contribution each year is determined by AMSEC so as to satisfy certain tests imposed under the Internal Revenue Code. For 1999, the maximum contribution is $10,000, which amount is adjusted for cost-of-living under Internal Revenue Service rules. AMSEC may also elect to make a contribution to the accounts of participants to match a percentage of the participants' contributions. In addition, AMSEC may, but is not required to, make a discretionary profit sharing contribution to the accounts of eligible participants who are employed on the last day of the Plan Year.

     AMSEC's contributions to the AMSEC Employees 401(k) Profit Sharing Plan are made by the due date (including extensions) for AMSEC's federal income tax return for the applicable year except contributions arising from participant's pre-tax contributions, which must be made shortly after the deferral under applicable regulations. AMSEC's practice has been to make matching contributions quarterly.

     A participant's pre-tax contributions to the AMSEC Employees 401(k) Profit Sharing Plan will not reduce his or her compensation for purposes of receiving allocations of any profit sharing contributions under the AMSEC Employees 401(k) Profit Sharing Plan.

     An eligible employee may transfer a rollover contribution from another qualified retirement plan to the trust fund maintained for the AMSEC Employees 401(k) Profit Sharing Plan pursuant to applicable regulations and procedures established by AMSEC.

Investment of Funds

     The AMSEC Employees 401(k) Profit Sharing Plan currently permits participants to direct investment of their account balances among 13 Vanguard mutual funds and the SAIC Stock Fund. The Vanguard funds offered are: Vanguard Prime Money Market Fund, Vanguard GNMA Fund, Vanguard 500 Index Fund, Vanguard Short-Term Federal Fund, Vanguard Wellesley Income Fund, Vanguard Windsor Fund, Vanguard Small-Cap Index Fund, Vanguard International Growth Fund, Vanguard U.S. Growth Fund, Vanguard Long-Term Corporate Fund, Vanguard STAR Fund, Vanguard Equity Income Fund and Vanguard Growth and Income Fund. The performance tables for the first nine funds and the SAIC Stock Fund can be found at pages 22 through 24. See "Employee Benefit Plans -- CODA." The performance table for the Vanguard Long Term Corporate Fund can be found at page 36. See "Employee Benefit Plans -- TransCore Retirement Savings Plan." The following table summarizes, as of the dates indicated, the investment performance of the latter three funds for the last three years.

                               VANGUARD STAR FUND

                                                      PERCENT
                                       UNIT      INCREASE/DECREASE
          VALUATION AS OF              VALUE         FOR YEAR
          ---------------             -------    -----------------
December 31, 1996...................  $100.00
December 31, 1997...................   121.20          21.2
December 31, 1998...................   136.23          12.4

                          VANGUARD EQUITY INCOME FUND

                                                      PERCENT
                                       UNIT      INCREASE/DECREASE
          VALUATION AS OF              VALUE         FOR YEAR
          ---------------             -------    -----------------
December 31, 1996...................  $100.00
December 31, 1997...................   131.20          31.2
December 31, 1998...................   153.90          17.3

                        VANGUARD GROWTH AND INCOME FUND

                                                      PERCENT
                                       UNIT      INCREASE/DECREASE
          VALUATION AS OF              VALUE         FOR YEAR
          ---------------             -------    -----------------
December 31, 1996...................  $100.00
December 31, 1997...................   135.60          35.6
December 31, 1998...................   168.01          23.9

     Participants may elect at such time, in such manner and subject to such restrictions as the AMSEC Employees 401(k) Profit Sharing Plan Committee may specify, to have contributions, other than discretionary profit sharing contributions, allocated or apportioned among the different investment alternatives. Separate accounts are established for each investment alternative selected by a participant and each such account is valued separately. AMSEC, in its sole discretion, may permit participants to transfer amounts from one investment alternative to one or more other investment alternatives at such time, in such manner and subject to such restrictions as AMSEC may specify.

     Salary deferrals invested by participants in the SAIC Stock Fund may be exchanged into other investment choices only on a Trade Date. Fifty percent of AMSEC's matching contributions will be invested in the SAIC Stock Fund and may not be exchanged into other investment options. The other 50% of AMSEC's matching contributions are invested according to the participant's investment choices. Discretionary profit sharing contributions, if any, made by AMSEC are invested at AMSEC's discretion. Generally, balances from Vanguard investments may not be exchanged into the SAIC Stock Fund. However, participants may, from time to time, be allowed to exchange balances from Vanguard investments into the SAIC Stock Fund during specified limited window periods.

     AMSEC currently keeps all amounts in the SAIC Stock Fund invested in Class A common stock, except for estimated cash reserves which are primarily used to provide future benefit distributions, future investment exchanges and other cash needs. Residual cash remaining after accounting for estimated cash reserves generally will be used to purchase Class A common stock. Cash contributions that are to be invested in the SAIC Stock Fund are initially invested in the Vanguard Prime Money Market Fund until shortly before each Trade Date and then are transferred automatically into the SAIC Stock Fund. If cash reserves in the SAIC Stock Fund are insufficient at any time to provide benefit distributions and/or investment exchanges, shares held by the SAIC Stock Fund will be offered to SAIC for purchase. If SAIC declines to purchase the shares, the shares may be offered for sale in SAIC's limited market. Exchanges out of the SAIC Stock Fund may be deferred until such time, if ever, that sufficient cash is available to make required benefit distributions and provide for investment exchanges. Accordingly, investment exchanges of participants' investments held in the SAIC Stock Fund may be restricted.

Vesting

     Under the AMSEC Employees 401(k) Profit Sharing Plan as currently in effect, each participant is, at all times, 100% vested in his or her pre-tax contributions account. Accounts containing employer matching contributions and profit sharing contributions are also 100% vested if the participant was actively employed by AMSEC on or after January 1, 1997.

Loans

     Loans are available from a participant's account in the AMSEC Employees 401(k) Profit Sharing Plan in an amount up to the lesser of $50,000 (reduced by the excess of the participant's highest aggregate loan balance(s) during the preceding 12-month period over the aggregate loan balances on the date of a new loan) or 50% of a participant's vested account balance. Loans must

     (1) bear a reasonable rate of interest,

     (2) be adequately secured by the participant's account(s) balance,

     (3) state the date upon which the loan must be repaid, which may not exceed five years from the date the loan is made, unless the proceeds are used to acquire a principal residence and

     (4) be amortized with level payments, made not less frequently than quarterly, over the term of the loan.

     Loans must be repaid through payroll deductions. A $50 processing fee is charged for each loan. Principal and interest payments on the loan are allocated to the participant's account(s) in accordance with the current investment choices of the participant.

Distributions and Withdrawals

     If a participant retires after reaching age 65, the participant is entitled to receive a single distribution of the entire interest in his or her retirement account(s). Distributions are made on a quarterly basis. If a participant dies while employed by AMSEC, the Trustee will make a single distribution of the participant's entire interest in his or her account(s) to the participant's spouse. Alternatively, if participant's spouse has given proper consent or if the participant has no spouse, the Trustee will make a single distribution of the deceased participant's entire interest to the beneficiary designated by the participant. If AMSEC determines that the participant has suffered a permanent disability while employed by AMSEC, AMSEC will direct the Trustee to make a single distribution of the participant's entire interest in his or her account(s) to the disabled participant.

     If a participant's employment with AMSEC terminates, other than by reason of permanent disability or death, before the participant reaches age 65, the participant's entire interest in his or her pre-tax contributions account and vested interest in the matching contribution and profit sharing account(s) generally will be paid in a single distribution as soon as practicable following the date of such termination. If the participant's vested interest is more than $5,000, the participant's distribution options depend on whether he or she was a participant of the AMSEC Employees 401(k) Profit Sharing Plan before January 1, 1992. If the participant did not have a plan account as of December 31, 1991, the participant will be entitled to receive only a cash lump-sum distribution of his or her benefit. This will normally be paid as soon as practicable following termination of employment but may be deferred, at the participant's election, until the participant reaches age 65. If the participant had a plan account as of December 31, 1991, then the participant may elect to receive a cash lump sum or annuity form of payment. Annuity payments are provided through commercial insurance annuity contracts purchased with your distributable account balance(s). Various forms of annuities are available, including a so-called joint and survivor annuity (which provides for continued payments to the surviving spouse after the participant's death) and annuities with a guaranteed minimum payment period (e.g., 10 years). If participant is married at the time the distribution is to be made, the participant's spouse must consent to any distribution form other than a joint and survivor annuity.

     Except in the case of qualifying hardship, no withdrawals may be made from a participant's account(s) before his or her termination of employment unless and until he or she reaches age 59 1/2. Once a participant reaches age 59 1/2, he or she may take one withdrawal of any amount from one of his or her accounts in the AMSEC Employees 401(k) Profit Sharing Plan. Once a participant reaches age 70 1/2, he or she may make unlimited withdrawals from his or her accounts. AMSEC has established procedures for hardship withdrawals, including

     (1) definition of qualifying hardships,

     (2) requirements for having received the maximum loans available under all plans maintained by an Affiliated Company, and

     (3) requirement for a 12-month suspension from making elective deferrals into the AMSEC Employees 401(k) Profit Sharing Plan following the hardship withdrawal.

Additional Provisions of the AMSEC Employees 401(k) Profit Sharing Plan

     The AMSEC Employees 401(k) Profit Sharing Plan contains provisions similar to the Employee Stock Retirement Plan and CODA with respect to contribution limitations, pass-through voting and tendering of Class A common stock, amendment and termination and powers of the committee administering the AMSEC Employees 401(k) Profit Sharing Plan. In addition, the description of "ERISA" and "Federal Income Tax Consequences" applicable to the Employee Stock Retirement Plan and CODA applies equally to the AMSEC Employees 401(k) Profit Sharing Plan. AMSEC relies upon SAIC's Committee's review of the price of the Class A common stock. See "Employee Benefit Plans -- General Provisions of the Employee Stock Retirement Plan and CODA."

     The Plan Administrator of the AMSEC Employees 401(k) Profit Sharing Plan is AMSEC, and the trustee of the AMSEC Employees 401(k) Profit Sharing Plan is Vanguard Fiduciary Trust Company. The committee has the responsibility for the day-to-day administration and operation of the AMSEC Employees 401(k) Profit Sharing Plan. The committee members, who are appointed by the AMSEC board of directors, are C.M. Albero, J.T. Brooks, A.J. Graf, III, L.R. Hunter, K.B. Lisota and R.W. Taylor, whose address is AMSEC, 2829 Guardian Lane, Virginia Beach, VA 23452 and telephone number is (757) 463-6666 and E.R. Kalin, whose address is Science Applications International Corporation, 10260 Campus Point Drive, San Diego, CA 92121 and telephone number is (858) 826-6000. The members of the committee receive no compensation from the AMSEC Employees 401(k) Profit Sharing Plan for their services as a committee member.

TELCORDIA TECHNOLOGIES SAVINGS PLAN FOR SALARIED EMPLOYEES AND TELCORDIA TECHNOLOGIES SAVINGS AND SECURITY PLAN

     The Savings Plan for Salaried Employees and the Savings and Security Plan (collectively, "Telcordia Plans") are qualified retirement plans maintained pursuant to Section 401(k) of the Internal Revenue Code. The Telcordia Plans were adopted effective

January 1, 1984 by Telcordia's board of directors. The Telcordia Plans permit participants to invest a portion of their account balances in an SAIC Stock Fund, which invests in Class A common stock.

Eligible Participants

     Following one month from their date of hire, all salaried employees of Telcordia (employees in classifications other than A or B) are eligible to participate in the Savings Plan for Salaried Employees and all support staff employees of Telcordia (employees in classifications A or B) are eligible to participate in the Savings and Security Plan. Eligible employees who leave Telcordia and then return will be immediately eligible to participate in the Telcordia Plans.

     Employees who worked for an Interchange Company before coming to work for Telcordia may be eligible to participate in the Telcordia Plans immediately with Telcordia matching contributions. An Interchange Company is a company with which Telcordia has an agreement with respect to the portability of service credit and benefits. Depending on the circumstances of the change in employment, employees may be covered by an Interchange Agreement which Telcordia has with the regional holding companies, AT&T and certain of their subsidiaries.

Contributions

     Participants may allot from 1% to 16% of their annual salary to the Telcordia Plans, up to $10,000 of which may be on a pre-tax basis in 1999. This amount may be adjusted on a yearly basis as permitted by law. Participants may elect to change or suspend their salary allotments as often as they wish.

     Upon completion of one year of service, Telcordia automatically contributes to each eligible participant's account a percentage of the participant's salary, determined by Telcordia's board of directors, regardless of whether the participant makes any contributions to the Telcordia Plans. Automatic Telcordia contributions are credited to a participant's account in February of each year for eligible participants who were actively employed on the preceding December
31. These contributions are allocated to the SAIC Stock Fund, which contributions may not be exchanged into other investment options. Automatic Telcordia contributions are immediately vested.

     In addition to this automatic Telcordia contribution, if a participant makes a salary allotment to the Telcordia Plans, Telcordia, under current provisions of the Telcordia Plans, contributes 70% of the participant's allotment for the first 6% of salary allocated as a Telcordia matching contribution. Matching contributions are made at the same time as the salary allotments to which they relate are contributed to the Telcordia Plans. Fifty percent of the matching contributions are invested according to the participant's investment directions and 50% are invested in the SAIC Stock Fund, which contributions may not be exchanged into other investment options.

     Employees who participated in another employer's qualified savings or retirement plan before being hired by Telcordia may be eligible to roll over the taxable portion of the distribution received from the other plan into the Telcordia Plans either via a direct trustee-to-trustee rollover or within 60 days after receiving the distribution.

Plan Investments

     A participant may direct investment of their account balance among eight Vanguard mutual funds and the SAIC Stock Fund. The Diversified Telephone Portfolio is not available for investment of salary allotments or Telcordia contributions. The Vanguard funds offered are: Vanguard International Growth Fund, Vanguard Wellington Fund, Vanguard 500 Index Fund, Vanguard Windsor II Fund, Vanguard Total Bond Market Index Fund, Vanguard PRIMECAP Fund and Vanguard Explorer Fund. Funds may also be invested in the Vanguard Interest Income Fund. The performance tables for the Vanguard 500 Index Fund, Vanguard International Growth Fund and the SAIC Stock Fund can be found at pages 22 and 23. See "Employee Benefit Plans -- CODA." The performance tables for the Vanguard Wellington Fund and Vanguard Windsor II Fund can be found at page 36. See "Employee Benefit Plans -- TransCore Retirement Savings Plan." The following table summarizes, as of the dates indicated, the investment performance of the latter four funds for the last three years.

                     VANGUARD TOTAL BOND MARKET INDEX FUND

                                                      PERCENT
                                       UNIT      INCREASE/DECREASE
          VALUATION AS OF              VALUE         FOR YEAR
          ---------------             -------    -----------------
December 31, 1996...................  $100.00
December 31, 1997...................   109.40           9.4
December 31, 1998...................   118.81           8.6

                             VANGUARD PRIMECAP FUND

                                                      PERCENT
                                       UNIT      INCREASE/DECREASE
          VALUATION AS OF              VALUE         FOR YEAR
          ---------------             -------    -----------------
December 31, 1996...................  $100.00
December 31, 1997...................   136.80          36.8
December 31, 1998...................   171.55          25.4

                             VANGUARD EXPLORER FUND

                                                      PERCENT
                                       UNIT      INCREASE/DECREASE
          VALUATION AS OF              VALUE         FOR YEAR
          ---------------             -------    -----------------
December 31, 1996...................  $100.00
December 31, 1997...................   114.60          14.6
December 31, 1998...................   118.61           3.5

                         VANGUARD INTEREST INCOME FUND

                                                      PERCENT
                                       UNIT      INCREASE/DECREASE
          VALUATION AS OF              VALUE         FOR YEAR
          ---------------             -------    -----------------
December 31, 1996...................  $100.00
December 31, 1997...................   106.60           6.6
December 31, 1998...................   113.74           6.7

     An account will be set up in the name of each employee who becomes eligible for the Telcordia Plans. Salary allotments and the 50% portion of the matching Telcordia contributions credited to a participant's account which are not automatically invested in the SAIC Stock Fund are invested in one or more of the Telcordia Plans' nine investment funds (not including the Diversified Telephone Portfolio) in any combination the participant chooses. Participants may elect to change their investment elections with respect to future salary allotments as often as they wish, subject to restrictions that Telcordia may specify.

     Participant allotments invested by participants in the SAIC Stock Fund may be exchanged into other investment choices only on a Trade Date. All automatic Telcordia contributions and 50% of Telcordia matching contributions that are invested automatically in the SAIC Stock Fund may not be exchanged for other investment alternatives. Generally, balances from Vanguard's other investment options may not be exchanged into the SAIC Stock Fund. However, participants may, from time to time, be allowed to exchange balances from Vanguard investments into the SAIC Stock Fund during specified limited window periods.

     Under current policy of the Telcordia Plans, all amounts in the SAIC Stock Fund are invested in SAIC Class A common stock, except for estimated cash reserves which are primarily used to provide future benefit distributions, future investment exchanges and other cash needs. Residual cash remaining after accounting for estimated cash reserves generally will be used to purchase SAIC Class A common stock. Cash contributions that are to be invested in the SAIC Stock Fund (this includes Telcordia automatic contributions, 50% of Telcordia matching contributions and employee allotments or rollover contributions designated for investment in the SAIC Stock Fund) are initially invested in Vanguard Prime Money Market Fund until shortly before each Trade Date, at which time they are transferred to the SAIC Stock Fund and used to acquire SAIC Class A common stock. Shares of Class A common stock purchased under the Telcordia Plans may be acquired in SAIC's limited market or purchased from SAIC. If cash reserves in the SAIC Stock Fund are insufficient at any time to provide benefit distributions and/or investment exchanges, shares held by the SAIC Stock Fund will be offered to SAIC for purchase. If SAIC declines to purchase the shares, the shares may be offered for sale in SAIC's limited market. Exchanges out of the SAIC Stock Fund may be deferred until such time, if ever, that sufficient cash is available to make required benefit distributions and provide for investment exchanges. Accordingly, investment exchanges of participant's investments held in the SAIC Stock Fund may be restricted.

Vesting

     Participants always have a fully vested and non-forfeitable right in their own salary allotments regardless of whether the allotments are made on a before-tax or after-tax basis. All automatic Telcordia contributions in a participant's account are fully vested as well.

Telcordia matching contributions become vested after the participant has attained five years of service. If an employee's service is interrupted for any reason and the employee returns to work within 365 days, the period of absence is counted as service for vesting purposes. Other special rules may also apply in certain circumstances.

     If a participant terminates employment with Telcordia without being vested in the value of matching Telcordia contributions in a participant's account, those matching Telcordia contributions will be forfeited. Forfeitures are used to reduce Telcordia's future contributions to the Telcordia Plans. Participants who become re-employed may restore the value of units representing Telcordia contributions that were forfeited due to distributions upon termination of employment.

Loans

     A participant in active service may borrow money from his or her account. The minimum amount that may be borrowed at one time is $1,000. The maximum amount that may be borrowed is the lesser of (1) $50,000, less the highest outstanding loan balance during the preceding one-year period as of the date of the second loan request, and (2) 50% of the vested value of the participant's account, determined on the date preceding the current loan request. Further, loans may not exceed the vested value of the participant's account less vested amounts invested in the SAIC Stock Fund within the Telcordia Plans. Exchangeable balances in the SAIC Stock Fund must be exchanged to another investment option to be a source of loan funding. A participant may have no more than two loans outstanding at any time.

     A loan must be repaid, with interest, within 56 months after the date of the loan. Interest and principal paid on the loan is deposited directly into the participant's account according to the participant's current investment direction. Loans may be prepaid after six months, without penalty. Loans may be prepaid within six months from the loan initiation date if the participant terminates employment with Telcordia.

     Repayment of loans will be made through payroll deductions. Outstanding loan balances must be paid within 90 days after termination (e.g., retirement, resignation). The rate of interest charged on the loan will be determined by the Plan Committee, based on the current interest rate charged by recognized lending institutions at the time the loan is made.

     A $35 loan origination fee will be charged to each participant requesting a new loan upon approval of the loan request. Furthermore, a $20 loan maintenance fee will be deducted annually from a participant's account.

Withdrawals

     No more than two withdrawals may be made in a calendar year subject to the following provisions and restrictions. There is no limit on the number of hardship withdrawals that may be requested in a calendar year.

     In-Service Withdrawal -- Participants may withdraw a minimum of $1,000, up to the maximum of the current value of the following:

     - matched and unmatched employee after-tax allotments and rollover accounts for all calendar years,

     - after being a participant of the Telcordia Plans for at least five years, Telcordia matching and automatic contributions, except for matching and automatic contributions (1) made during the preceding 24 months and (2) allocated to nonexchangeable portion of the SAIC Stock Fund (exchangeable balances in the SAIC Stock Fund must be exchanged to another investment option before being withdrawn),

     - earnings on these available allotments and

     - employee before-tax contributions and earnings if the participant is over age 59 1/2.

     Hardship Withdrawal -- In cases of financial hardship, participants may withdraw an amount not to exceed the amount necessary to meet an immediate and serious financial need, up to the maximum of the current value of all of their before-tax allotments and earnings on those allotments which accrued before January 1, 1989. Telcordia has established procedures for hardship withdrawals, including,

     (1) definition of qualifying hardships,

     (2) requirements for having first taken all available loans and withdrawals from the participant's account before a hardship withdrawal request may be considered,

     (3) requirement for a 12-month suspension of all contributions to the Telcordia Plans subsequent to a hardship withdrawal and

     (4) the requirement that the before-tax amount that may be contributed to the Telcordia Plans in the calendar year following the year of the suspension not exceed the maximum before-tax allotment permitted under the Telcordia Plans, reduced by the amount of before-tax contributions made during the year of the hardship withdrawal.

Payment of Benefits

     The value of participants' accounts (including Telcordia contributions) will be payable without forfeiture:

     (1) upon termination after having achieved five years of service;

     (2) upon retirement at any age with a Telcordia service or disability pension;

     (3) upon leaving Telcordia at or after age 65 with or without a pension;

     (4) upon termination of employment because of total disability;

     (5) upon leaving Telcordia at its initiation due to surplus conditions; or

     (6) in case of death, to the participant's beneficiary(ies).

Also, the value of a participant's account may be payable without any forfeiture upon transfer to, or hire by, an Interchange Company.

     Participants who resign, are dismissed or leave Telcordia at the end of a leave of absence may request a distribution of the value of their accounts excluding non-vested amounts. Any non-vested amounts are forfeited. Nevertheless, participants will receive amounts representing the automatic Telcordia contributions based on compensation paid before termination of employment.

Options at Termination or Retirement

     At any time following termination of employment, a participant may elect total distribution of the value of his or her account. If not elected earlier, distribution must be made or begin to be made no later than the April following the year in which the participant reaches age 70 1/2. Automatic total distribution will also be made of account balances valued under $5,000 at the time a participant terminates employment.

     Under current rules of the Telcordia Plans, a participant who defers distribution may continue to change investment options while the account remains in the Plan. Any shares that are not vested at time of termination will be forfeited regardless of deferral or distribution. Partial withdrawals and loans may not be taken from deferred accounts.

     If a participant defers distribution of the account, however, and is re-employed before having had a break in service, the forfeited amounts reflecting earnings (or losses) shall be restored.

Withdrawals and Distributions

     Withdrawals and distributions from the Telcordia Plans generally will be made in cash, with certain exceptions. For example, any distribution of units attributable to the SAIC Stock Fund or any of the Vanguard funds may be made only in cash, whereas participants taking a lump sum distribution of Diversified Telephone Portfolio shares or an in-service withdrawal of all available units attributable to the Diversified Telephone Portfolio may elect to receive that portion of their distribution entirely in shares, except for fractions of shares which will be distributed in cash.

     A participant may choose to have the account paid in installments when distribution is elected or becomes mandatory. However, a participant may not elect an installment period that extends beyond the participant's life expectancy (or, if married, beyond the life expectancies of the participant and spouse). If life expectancy installments are elected, life expectancy will be computed only once, when benefits commence.

     While installments are being received, the balance remaining in the participant's account will continue to share in the investment results of the funds in which the participant's contributions and Telcordia contributions are invested. During this period, investment directions may be changed. If the participant were to die during the installment period, the remaining value of the participant's account would be paid to the beneficiary in a lump sum, unless the participant had elected a two-installment payout to a beneficiary in which case the remaining balance would be distributed in two annual installments.

     A participant's election to receive installment payments during the participant's life may be revoked at any time after at least one installment has been paid. The unpaid balance in the participant's account following such a revocation will be paid in a single payment as soon as possible.

     If a participant dies while working for Telcordia or after leaving Telcordia but before commencing receipt of his or her benefits under the Telcordia Plans, the remaining benefits will be paid to the beneficiary(ies) in a lump sum, or if the participant had so elected, two annual installments.

     At the time of the participants' enrollment in the Telcordia Plans, they will be asked to name a beneficiary(ies) to receive the participant's account value in case of death. The beneficiary may be changed at any time. If a participant fails to designate a beneficiary, upon the participant's death, the balance of the account will be distributed in a single payment to the participant's surviving spouse at death, or if there is no spouse surviving, to the participant's estate. If a married participant designates anyone other than the spouse as the sole primary beneficiary, the beneficiary designation is not valid unless the spouse consents to it in writing in accordance with Plan procedures.

     Benefits provided under the Telcordia Plans may not be assigned or alienated except for participant loans, qualified domestic relations orders and as may be required by applicable law.

Additional Provisions of the Telcordia Plans

     Leave of Absence

     During a Telcordia-approved leave of absence, payroll allotments and Telcordia matching and automatic contributions will be suspended. However, accounts will continue to share in the Plan's investment experience, and the participant may exercise any transfer or withdrawal option. The initiation of new loans is not permitted while a participant is on leave of absence, and existing loans may be repaid through manual monthly payments. Generally, a participant will receive vesting service credit for up to 12 consecutive months of a leave of absence period.

     Disability

     Participation in the Telcordia Plans will continue throughout any period for which a participant is absent from work and receiving Sickness and Accident Disability Benefits. Payroll allotments will be deducted from disability checks (unless the participant has elected to change or suspend allotments), matching Telcordia contributions will be provided (unless deposits are suspended) and the money in the participant's account will continue to share in the Telcordia Plans' investment experience. Whether or not Telcordia Plans' deposits and contributions into a participant's account are suspended during a disability absence, the participant will continue to be credited with service for purposes of receiving the automatic Telcordia contribution. A participant who does not return to work because of total disability will be eligible for a fully vested distribution from the Telcordia Plans when Sickness and Accident Disability Benefits end.

     Change in Employment Status

     All salary allotments and Telcordia contributions will be redirected to the Savings and Security Plan if a participant changes from a salaried employment status to a support staff employment status for more than 30 days and the account balance will be transferred to the Savings and Security Plan.

     All salary allotments and Telcordia contributions will be redirected to the Savings Plan for Salaried Employees if a participant changes from a support staff employment status to a salaried employment status for more than 30 days and the account balance will be transferred to the Savings Plan for Salaried Employees.

Administration of the Telcordia Plans

     Telcordia is the designated Plan Administrator for purposes of ERISA. The Employees' Benefit Committee, the Departmental Benefits Committee and the Savings Plan Administrator have duties regarding administration of the Telcordia Plans as described below.

The Employees' Benefit Committee

     Telcordia's board of directors has delegated to the President of Telcordia the authority to appoint the Employees' Benefit Committee. The Employees' Benefit Committee is responsible for the administration and operation of the Telcordia Plans, and has delegated these responsibilities to the Departmental Benefits Committee, except as to responsibilities which have been assigned to the Trustee, to the Investment Managers or to the Savings Plan Administrator(s). Current members of the Committee, their positions with Telcordia and their addresses and telephone numbers are as follows:

        Nancy A. Adams
        Vice President and Assistant General Counsel
        Telcordia Technologies, Inc.
        445 South Street
        Morristown, New Jersey 07960-6438
        Telephone number: (973) 829-2390

        Joseph G. Rumpolo
        Vice President and Controller
        Telcordia Technologies, Inc.
        445 South Street
        Morristown, New Jersey 07960-6438
        Telephone number: (973) 829-2090

        David E. Leonard
        Vice President and General Manager
        Telcordia Technologies, Inc.
        444 Hoes Lane
        Piscataway, NJ 08854-3980
        Telephone number: (732) 699-2534

        Ian M. Lifchus
        Executive Director
        Telcordia Technologies, Inc.
        331 Newman Springs Rd.
        Red Bank, NJ 07701-5699
        Telephone number: (732) 758-2466

        Kirby R. Baden
        Senior Engineer
        Telcordia Technologies, Inc.
        3500 Parkway Lane
        Suite 600
        Norcross, GA 30092
        Telephone number: (770) 446-5018

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

     Current members of the Departmental Benefits Committee, their positions with Telcordia and their addresses and telephone numbers are as follows:

        George E. Hess
        Executive Director -- Benefits Programs
        Telcordia Technologies, Inc.
        3 Corporate Place
        Piscataway, New Jersey 08854
        Telephone number: (732) 699-3867

        Bruce R. Lasko
        Manager -- Retirement & Stock Programs
        Telcordia Technologies, Inc.
        3 Corporate Place
        Piscataway, New Jersey 08854
        Telephone number: (732) 699-6880

        Helen A. Regan
        Manager -- Health & Welfare Programs
        Telcordia Technologies, Inc.
        3 Corporate Place
        Piscataway, New Jersey 08854
        Telephone number: (732) 699-3762

     The members of the Employees' Benefit Committee and the Departmental Benefits Committee do not receive compensation from assets of the Plans for serving as committee members.

The Savings Plan Administrators

     The current Savings Plan Administrators are George E. Hess and Bruce R. Lasko, both of whom are employees of Telcordia. Mr. Hess is the Secretary and Mr. Lasko is the Assistant Secretary of the Employees' Benefit Committee. The Savings Plan Administrators do not receive compensation from the assets of the Plans for serving as Administrators.

Trustee

     Vanguard Fiduciary Trust Company, Vanguard Financial Center, Valley Forge, PA 19482 is Trustee under a trust agreement entered into in accordance with the Telcordia Plans.

Plan Expenses

     Telcordia pays certain of the costs of administering the Telcordia Plans, including the salaries and related expenses of Telcordia employees involved in planning and daily administrative activities. Expenses associated with the Telcordia Plans administration, maintenance of participants' accounts, investments and Telcordia Plans audits are paid by the Trust.

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

Amendment and Termination

     Telcordia's board of directors has authority to amend the Telcordia Plans. Authority to amend the Telcordia Plans in non-material respects has been delegated to the Employees' Benefit Committee. If the Telcordia Plans should be terminated, participants will be fully vested in their accounts.

ERISA

     Each of the Telcordia Plans is subject to the provisions of ERISA, including reporting and disclosure obligations, fiduciary standards and the prohibited transaction rules of Title I. Since each of the Telcordia Plans is an individual account plan under ERISA, none of the Telcordia Plans are subject to the jurisdiction of the Pension Benefit Guaranty Corporation ("PBGC") under Title IV of ERISA and none of the Telcordia Plans' benefits are guaranteed by the PBGC.

FEDERAL INCOME TAX CONSEQUENCES -- RETIREMENT PLANS

     The following discussion of federal income tax consequences applies to the following retirement plans (which we refer to as the "Retirement Plans"):

     - Employee Stock Retirement Plan

     - CODA

     - TransCore Retirement Savings Plan

     - AMSEC Employees 401(k) Profit Sharing Plan

     - Telcordia Technologies Savings Plan for Salaried Employees

     - Telcordia Technologies Savings and Securities Plan

     Each of the Retirement Plans is qualified under Section 401(a) of the Internal Revenue Code. Qualification of the Retirement Plans under Section 401(a) of the Internal Revenue Code has the following federal income tax consequences:

     (a) A participant will not be subject to federal income tax on employer contributions to the Retirement Plans at the time the contributions are made.

     (b) A participant will not be subject to federal income tax on any income or appreciation with respect to the participant's accounts under the Retirement Plans until distributions are made (or deemed to be made) to such participant.

     (c) A participant and the employer will not be subject to federal employment taxes on employer contributions to the Retirement Plans, except as set forth below with respect to certain employer contributions to the 401(k) plan.

     (d) The Retirement Plans will not be subject to federal income tax on the contributions to them by the employer and will not be subject to federal income tax on any of their income or realized gains, assuming that the Retirement Plans do not realize any unrelated business taxable income.

     (e) Participation in the Retirement Plans will preclude or restrict an employee from making deductible contributions to an Individual Retirement Account ("IRA"), depending

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

on the employee's marital status and adjusted gross income ("AGI") for the year. If an employee is covered by any of the Retirement Plans, an IRA deduction is available only if the participant's AGI does not exceed a phase-out level. If the participant is married and files a joint return, the phase-out begins at $51,000, and there is no deduction if the AGI exceeds $61,000 for 1999. The phase-out for single employees is $31,000/$41,000 of AGI for 1999. For AGI in the phase-out range, the IRA deduction limit is reduced by the ratio of AGI in excess of $51,000 or $31,000, as applicable, to $10,000. AGI is determined before any IRA deduction, but after any 401(k) deferrals. Participation in any of the Retirement Plans by an employee will preclude contributions to an IRA by the employee's spouse for 1999 only if the joint AGI is over $160,000 (the deduction is phased out beginning at $150,000 of AGI).

     Beginning in 1998, employees may make nondeductible contributions to a Roth IRA of up to $2,000 less any amounts contributed to a regular IRA for the year, regardless of participation in any of the Retirement Plans. However, the ability to contribute to a Roth IRA is phased out for single employees between $95,000 and $110,000 of AGI and for married employees filing jointly between $150,000 and $160,000 of AGI.

     (f) Subject to the contribution limitations contained in the Retirement Plans, the employer will be able to deduct the amounts that it contributes under the Retirement Plans, with the amount of such deduction generally equaling the amount of the contributions.

     (g) Distributions from the Retirement Plans will be subject to federal income tax under special, complex rules that apply generally to distributions from tax-qualified retirement plans. In general, a single distribution from any of the Retirement Plans will be taxable in the year of receipt at regular ordinary income rates (on the full amount of the distribution, exclusive of the amount of the participant's voluntary, non-deductible contributions made to those Retirement Plans which previously permitted such contributions) unless the distributee is eligible for and elects

          (1) to make a qualifying "rollover" of the amount distributed to an IRA or another qualified plan or

          (2) to utilize 10-year averaging, 5-year averaging or partial capital gains taxation of the distribution.

However, the tax on any portion of a qualifying lump sum distribution represented by "net unrealized appreciation" in Class A or Class B common stock distributed shall be deferred until a subsequent sale or taxable disposition of the shares, unless the distributee elects not to have this deferral apply.

     A "lump sum distribution," for purposes of eligibility for deferral of tax on net unrealized appreciation, is defined as a distribution of the employee's entire vested interest under the Plan within one taxable year

          (1) on account of the participant's death or other separation from service,

          (2) on account of the participant's qualifying disability or

          (3) after the participant has reached 59 1/2.

For purposes of this definition, distributions from the CODA or any other 401(k) plan must be aggregated. For a lump sum distribution to be eligible for 5-year averaging, the

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

participant also must have been a participant in the Retirement Plan from which the distribution is made for at least five years before the year of distribution and must have reached age 59 1/2 when the distribution is received. Under a special transition rule, an individual who had reached age 50 on January 1, 1986 and who would otherwise be entitled to elect 5-year averaging (without regard to the age 59 1/2 requirement) may instead make a one-time election of 10-year averaging (at 1986 rates) and may elect to have the pre-1974 portion of the distribution taxed at 1986 capital gains rates. The special 5-year or 10-year averaging treatment, as well as partial capital gains treatment, of lump sum distributions is applicable to a lump sum distribution from a Retirement Plan only if all other lump sum distributions (whether or not from the same Retirement Plan or Retirement Plans of a similar type) received during the same taxable year by the participant are treated in the same manner. Hence, for example, if a participant receives a lump sum distribution from the CODA and the Employee Stock Retirement Plan in the same taxable year, he or she could not elect to use 5-year or 10-year averaging on the CODA distribution while electing a rollover to an IRA of the distribution from the Employee Stock Retirement Plan. Five-year averaging has been repealed for tax years beginning after December 31, 1999.

     "Early" distributions from the Retirement Plans will result in an additional 10% tax on the taxable portion of the distribution, except to the extent the distribution

          (1) is rolled over to an IRA or other qualified plan or

          (2) is used for deductible medical expenses.

     "Early" distributions are in-service distributions (i.e., before termination of employment) before the date the participant reaches age 59 1/2 unless due to the permanent disability of the participant and distributions made following termination of service unless due to the death of the participant or made to a participant who terminated employment during or after the calendar year the participant reached age 55.

     (h) A participant (or his or her spouse in the event of the participant's death) who (1) receives a distribution from the Retirement Plans (other than hardship withdrawals and certain mandatory distributions after age 70 1/2) and
(2) wishes to defer immediate tax upon receipt of such distribution, may transfer (i.e., "rollover") all or a portion thereof, exclusive of the amount of the participant's voluntary non-deductible contributions (made to those Retirement Plans which previously permitted the participant to make voluntary non-deductible contributions) received in the distribution, to either an IRA or, in the case of a participant, another qualified retirement plan. To be effective, the "rollover" must be completed within 60 days of receipt of the distribution. Alternatively, the participant or spouse may request a direct rollover from the Retirement Plans to an IRA or, in the case of a participant, to another qualified retirement plan.

     A participant (or his or her spouse) who does not arrange a direct rollover to an IRA or another qualified plan will be subject to mandatory federal income tax withholding at a rate of 20% of the taxable distribution, even if the participant or spouse later makes a rollover within the 60-day period.

     A participant (or his or her spouse) who makes a valid "rollover" to an IRA will defer payment of federal income tax until the participant (or his or her spouse) actually begins to receive distributions from the IRA. IRA earnings accumulate on a tax-deferred basis until actually distributed; however, IRA funds generally may not be withdrawn without penalty until a participant (or his or her spouse) (1) reaches age 59 1/2,

(2) becomes disabled or (3) dies. The Internal Revenue Code requires that distributions from a regular (i.e., non-Roth) IRA begin not later than April 1 of the taxable year following the year in which an individual reaches age
70 1/2, at which time periodic distributions may continue for the participant's lifetime or for the lifetime of the participant and the participant's spouse or other designated beneficiary.

     In addition to the federal income tax consequences applicable to all of the Retirement Plans, the CODA, AMSEC Employees 401(k), Profit Sharing Plan, TransCore Retirement Savings Plan and the Telcordia Plans (collectively, "401(k) Plans") are intended to include a qualified "cash or deferred arrangement" under
Section 401(k) of the Internal Revenue Code. A participant in one of the 401(k) Plans who elects to defer a portion of his or her compensation and have the employer contribute it to the plan as a 401(k) deferral will not be subject to federal income tax on the amounts contributed at the time the contributions are made. However, these contributions will be subject to social security taxes and certain federal unemployment taxes. Any 401(k) deferrals by a participant are limited to $10,000 per year. This limit may be adjusted on a yearly basis as permitted by law. This annual limit applies on an employee-by-employee basis to all 401(k) plans (including plans of other employers) in which the employee participates.

     Generally, the employer will be able to deduct the amounts that it contributes to one of the 401(k) Plans pursuant to employee elections to defer a portion of their compensation, as well as any matching or additional employer contributions it makes to the 401(k) Plans. The deduction will be equal to the amount of contributions made.

     With respect to loans from a 401(k) Plan commencing after December 31, 1986, any interest paid by the participant will not be deductible, regardless of the purpose of the loan or use of the loan proceeds. Moreover, interest paid on any loan from any of the Retirement Plans by a "key employee," as defined in
Section 416(i) of the Internal Revenue Code, will not be deductible.

     The foregoing discussion is based upon the advice of SAIC's counsel, Baker & McKenzie, and is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all of the tax consequences of participation in the Retirement Plans. SAIC is not making any representation as to the tax consequences to any participant from participation in the Retirement Plans. Accordingly, participants should consult their own tax advisors with respect to all federal, state and local tax effects of participation in the Retirement Plans. Moreover, SAIC does not represent that the foregoing tax consequences will apply to any particular participant's specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax-qualified status of the Retirement Plans.

RESTATED BONUS COMPENSATION PLAN

General

     In 1984, SAIC's stockholders approved the 1984 Bonus Compensation Plan, which provides for the grant of annual and long-term bonuses and other stock-and cash-based performance awards. To improve administrative flexibility under the Bonus Compensation Plan, the stockholders approved an amended and restated version of the Bonus Compensation Plan at the 1999 Annual Meeting of Stockholders.

     The Bonus Compensation Plan is not subject to ERISA, nor is it a qualified employee benefit plan under Section 401(a) of the Internal Revenue Code.

Awards Authorized under the Bonus Compensation Plan

     The Bonus Compensation Plan authorizes the grant to eligible participants of Bonus Awards in each fiscal year with an aggregate fair market value of up to the "Bonus Pool" for that year. The Committee will establish the Bonus Pool for each fiscal year, which may not exceed 7.5% of SAIC's consolidated revenue for the year. The maximum fair market value of awards that may be granted to any individual during a fiscal year is $25,000,000. Bonus Awards may be paid in cash or shares of Class A common stock.

Eligible Participants

     Employees, directors and consultants of SAIC and its affiliates are eligible to participate in the Bonus Compensation Plan.

Administration

     The Committee will administer the Bonus Compensation Plan. In the case of Bonus Awards to Insiders and Named Executive Officers, the composition of the Committee shall conform to the requirements of Section 162(m) of the Internal Revenue Code and Rule 16b-3 under the Exchange Act.

     The Committee is authorized to determine the eligible individuals who will be granted Bonus Awards and to establish the form, terms and conditions of the Bonus Awards. The Committee also has the power to modify, amend, cancel or suspend an outstanding Bonus Award. The Committee is also authorized to interpret the Bonus Compensation Plan and to adopt the rules and regulations for its administration.

     The current members of the Committee are W.H. Demisch and M.E. Trout. Their address is Science Applications International Corporation, 10260 Campus Point Drive, San Diego, CA 92121 and the telephone number through which they can be reached is (858) 826-6000.

Forms of Bonus Award

     Bonus Awards Plan may be granted in the form of cash, Restricted Stock or Vested Stock. Restricted Stock awards are grants of shares of Class A common stock, subject generally to forfeiture and transfer restrictions which lapse as the shares vest or when specified conditions are satisfied. The Committee establishes the vesting schedule or conditions at the time of grant. Vested Stock awards are grants of shares of Class A common stock other than Restricted Stock.

Bonus Programs

     Awards under the Bonus Compensation Plan are granted under one of several programs, as described below.

     CEO Bonus Program -- The CEO Bonus Program provides for the grant of Bonus Awards to especially deserving employees, employees involved in corporate development or administration and SAIC's most senior employees, other than executives whose compensation is subject to the deduction limitations of Section 162(m) of the Internal Revenue Code. Under the CEO Bonus Program, the CEO determines, for each fiscal year, the amount of the CEO Bonus Fund and submits recommendations to the Committee of the amount, form and terms of individual Bonus Awards. Based upon these recommendations, the Committee grants Bonus Awards up to the amount of the CEO Bonus Fund for the year.

     Group Bonus Program -- The Group Bonus Fund provides for the grant of Bonus Awards to individuals who contribute to the success of each of the major operating groups of SAIC ("Groups"). The Committee determines the maximum aggregate fair market value of awards for each Group for each fiscal year (the "Group Bonus Fund"). The manager responsible for each Group (the "Group Manager") submits recommendations to the Committee of the amount, form and terms of individual Bonus Awards. Based upon these recommendations, the Committee grants Bonus Awards up to the amount of the applicable Group Bonus Fund for the year. In addition, each Group Manager has discretion to grant cash or stock bonuses ("Spot Bonuses") to reward extraordinary effort or special achievement when the timeliness of the Bonus Award is particularly important. Committee approval is required in order to grant Spot Bonuses in excess of $10,000, which amount may be adjusted by the Committee.

     Performance Awards -- Performance Awards are rights to receive amounts, payable in cash or shares of Class A common stock, based upon SAIC's or a participant's performance from the date of grant to a pre-established future date. The Committee establishes the performance criteria, length of the performance period, and the form and time of payment of the Award at the time of grant. The performance measures to be used for purposes of Awards to employees whose compensation is subject to Section 162(m) of the Internal Revenue Code (see "Federal Income Tax Consequences" below) must be chosen by the Committee from among the following:

        (a) earnings per share,

        (b) net income,

        (c) income from operations,

        (d) earnings before interest and taxes,

        (e) earnings before interest, taxes, depreciation and amortization,

        (f) return on assets,

        (g) return on equity,

        (h) return on capital,

        (i) total stockholder return,

        (j) revenue growth,

        (k) new business generation,

        (l) cash flow,

        (m) employee turnover,

        (n) human resources,

        (o) mergers, acquisitions, investments, joint ventures, or sales or divestitures of assets, businesses or subsidiaries,

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

        (p) litigation,

        (q) information services and

        (r) cost reductions or savings.

     Other Bonus Programs -- The Committee may also establish other bonus programs and arrangements, subject to the Bonus Compensation Plan's overall limits on the value of awards. Bonuses that may have been previously granted under the Telcordia Technologies, Inc. Stock Incentive Plan will now be granted under the Bonus Compensation Plan.

Change in Control

     The Bonus Compensation Plan provides that, except as provided in the relevant Award Agreement, outstanding Bonus Awards will become fully vested on the occurrence of a Change in Control of SAIC.

Non-Transferability

     Except as otherwise provided in the relevant Award Agreement, Bonus Awards are not transferable.

     In accordance with the certificate of incorporation, all shares of Class A common stock acquired under the Bonus Awards will be subject to SAIC's right of repurchase upon the participant's termination of employment or affiliation with SAIC at the then prevailing stock price. These shares are also subject to SAIC's right of first refusal if a participant desires to sell the shares other than in SAIC's limited market.

Amendment, Suspension and Termination

     The board of directors or the Operating Committee may at any time amend, suspend or terminate the Bonus Compensation Plan. Unless terminated, the Bonus Compensation Plan shall continue indefinitely.

Federal Income Tax Consequences

     Awards under the Bonus Compensation Plan of cash bonuses and shares of Class A common stock that are not subject to forfeiture are taxable as ordinary income to the recipient in the year received or made available to the recipient. Awards of shares of Class A common stock that are subject to forfeiture will not be recognized for federal income tax purposes by the recipient at the time the awards are made, unless the recipient makes an election, as discussed below, to recognize the award as income at the time received.

     The recipient of shares of Class A common stock that are subject to forfeiture will recognize income at the time all or a portion of the award becomes nonforfeitable to the extent of the value of the nonforfeitable shares at that time. The recipient may, however, elect to recognize, for federal income tax purposes, the value of an award of shares of Class A common stock on the date the shares are received, even though the shares remain subject to forfeiture at that time. The election must be made within 30 days after the award of shares.

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

     If the election is made, future appreciation in the value of the shares of Class A common stock will not be treated as taxable compensation. However, if the shares are forfeited after the taxable year in which the election is made, no deduction will be allowed to the recipient. SAIC is entitled to a deduction at the time the recipient recognizes the award (or a portion thereof) as taxable income in an amount equal to the amount recognized by the recipient as taxable income.

     The foregoing discussion is based upon the advice of SAIC's counsel, Baker & McKenzie, and is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all of the tax consequences of participation in the Bonus Compensation Plan. Accordingly, recipients of awards should consult their own tax advisors with respect to all federal, state and local tax effects of participation in the Bonus Compensation Plan. Moreover, SAIC does not represent that the foregoing tax consequences will apply to any particular recipient's specific circumstances.

STOCK COMPENSATION PLANS

General

     SAIC maintains the Stock Compensation Plan and the Management Stock Compensation Plan (collectively, the "Stock Compensation Plans"). SAIC entered into a Trust Agreement with Wachovia Bank, N.A., as Trustee, that established a Trust which holds the accounts of participants under the Stock Compensation Plans.

Eligibility, Participation and Awards

     All officers and employees are eligible to receive awards under the Stock Compensation Plans. However, only a select group of management and highly compensated senior employees are eligible to receive awards under the Management Stock Compensation Plan. SAIC intends to limit participants of the Management Stock Compensation Plan to individuals that would permit the plan to be treated as a "top hat" plan under applicable Internal Revenue Service and Department of Labor regulations.

     Each year SAIC will establish a discretionary stock compensation award pool. Awards under the Stock Compensation Plans will generally be made when the employee reaches performance criteria. Awards are determined by the Awarding Authority, which is an individual or individuals to be appointed by SAIC's board of directors. W.H. Demisch and M.E. Trout are the Awarding Authority for those senior employees who are subject to the reporting requirements under Section 16 of the Exchange Act ("Section 16"). J.R. Beyster is the Awarding Authority for those senior employees who are not subject to the reporting requirements of
Section 16. The address of J.R. Beyster, W.H. Demisch and M.E. Trout is Science Applications International Corporation, 10260 Campus Point Drive, San Diego, CA 92121 and the telephone number through which they can be reached is (858) 826-6000.

     Awards will be made in Share Units. Each Share Unit generally corresponds to one share of Class A common stock, but the employee receiving an award of Share Units will not have a direct ownership interest in the shares of Class A common stock represented by the Share Units. SAIC will contribute to the Trust either shares of Class A common stock or cash which the Trustee will use to purchase Class A common stock, corresponding to the Share Units awarded under the Stock Compensation Plans. Each employee receiving

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

an award of Share Units will have an account established on his or her behalf in the Trust credited with the shares of Class A common stock allocated to the account based on the award of Share Units.

     The Awarding Authority will establish a vesting schedule of not more than seven years for each account in the Trust. The accounts will generally vest at the rate of one-third at the end of each of the fifth, sixth and seventh year following the date of the award. A participant will forfeit any unvested portions of the account if the participant terminates employment for any reason other than death. Any forfeited account balances may be returned to SAIC or reallocated to other participants as determined by SAIC.

     Vested account balances will be distributed at the earlier of the end of the seven-year vesting period or upon termination of employment. However, employees may elect, within 90 days of the date of the award, to receive distribution of the account as it vests. In the case of the Management Stock Compensation Plan, the employee may defer distribution until termination of employment.

Provisions Relating to the Trust

     Although administered under a single Trust Agreement, each of the Stock Compensation Plans is a separate plan, and the accounts of each of the Stock Compensation Plans are maintained under a separate sub-trust with the Trustee. The assets of the sub-trust established for each of the Stock Compensation Plans are not available to pay benefits or satisfy liabilities of the other Plan.

     The Trust is a so-called "grantor" trust or "rabbi" trust. The assets of the Trust are available to satisfy creditors if SAIC becomes bankrupt or insolvent. Accordingly, participants do not have any direct rights to the shares of Class A common stock or other assets held in the Trust if SAIC becomes bankrupt or insolvent. The participants also do not have any direct rights against SAIC for their benefits. Rather, participants have the limited rights of a general creditor, along with other general creditors, whose only remedy is against the assets of SAIC, including the assets of the Trust. The assets of the Trust are not guaranteed or insured by any party, including SAIC.

     The shares of Class A common stock held in the Trust are voted in the same proportion as the other stockholders vote their shares of Class A common stock and Class B common stock. If there is a tender offer for the Class A common stock and Class B common stock, the Trust Agreement calls for the Trustee to tender the shares of Class A common stock held in the Trust if more than 50% of the shares of Class A common stock and Class B common stock held outside the Trust are tendered by the stockholders of SAIC.

Federal Income Tax Consequences

     Because awards under the Stock Compensation Plans are represented only by an interest in the Trust, and because the Trust is intended to be a so-called "grantor" trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code by virtue of the fact that the assets of the Trust are available to satisfy the creditors if SAIC becomes bankrupt or insolvent, the participants in the Stock Compensation Plans should not be considered to have taxable income until their accounts are distributed or made available to them under the terms of the Stock Compensation Plans. This tax treatment is consistent with a series of private letter rulings issued by the

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Internal Revenue Service with respect to so-called "rabbi" trusts, including a private letter ruling issued in 1992 with respect to a rabbi trust designed to invest primarily or exclusively in employer stock. Although SAIC believes that the analysis contained in these private letter rulings applies to the Stock Compensation Plans, the Stock Compensation Plans are not identical to the plans considered in the rulings, and, moreover, private letter rulings apply only to the taxpayer who requests and receives the ruling. Because SAIC is not applying for a ruling on behalf of the Stock Compensation Plans, there can be no definite assurance that the above-described tax treatment will apply.

     The foregoing discussion is based upon advice of the SAIC's counsel, Baker & McKenzie, and is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all of the tax consequences of participation in the Stock Compensation Plans. Accordingly, participants should consult their own tax advisors with respect to all federal, state and local tax effects of participation in the Stock Compensation Plans. Moreover, SAIC does not represent that the foregoing tax consequences will apply to any particular participant's specific circumstances or will continue to apply in the future.

ERISA

     SAIC intends that the Management Stock Compensation Plan be exempt from the reporting and disclosure, participation and vesting, funding and fiduciary responsibility provisions of ERISA as a plan "which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" (a so-called "top hat" plan). The Department of Labor issued an opinion letter in 1992 indicating that a rabbi trust established to be invested primarily in stock of the employer would not cause the related plan to be "funded." Hence, the related plan was entitled to rely on the top hat exemption.

     SAIC intends that the Stock Compensation Plan be exempt from ERISA because it is not a plan which is designed to provide retirement income to employees or which results in the deferral of income by employees for periods extending to the termination of employment or beyond. Although SAIC believes these ERISA exemptions are available to the Stock Compensation Plans, no Department of Labor opinion is being sought and no assurances can be made that the ERISA exemptions will apply or continue to apply.

Amendments and Termination

     The board of directors may amend or terminate the Stock Compensation Plans for any reason, including, but not limited to, adverse changes in accounting rules or tax laws or the bankruptcy, receivership or dissolution of SAIC. If a Plan is amended or terminated, benefits will either be paid out when due under the terms of the Stock Compensation Plans or paid out as soon as the Stock Compensation Plans Committee in its sole discretion determines it practicable.

Administration

     The day-to-day administration of the Stock Compensation Plans is provided by the Stock Compensation Plans Committee appointed by SAIC's board of directors. D.W. Baldwin, S.P. Fisher and W.A. Roper, Jr. are the current members of the Stock Compensation Plans Committee. The address of D.W. Baldwin, S.P. Fisher and

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

W.A. Roper, Jr. is Science Applications International Corporation, 10260 Campus Point Drive, San Diego, CA 92121 and their telephone number is (858) 826-6000. Members of the Committee are eligible to receive awards under the Stock Compensation Plans.

KEY EXECUTIVE STOCK DEFERRAL PLAN

     Effective January 4, 1996, SAIC adopted the Key Executive Stock Deferral Plan. SAIC entered into a trust agreement with Wachovia Bank, N.A., as Trustee, that established a trust which holds the accounts of participants in the Stock Deferral Plan and which is substantially identical in its terms with the Trust established under the Stock Compensation Plans. See "Employee Benefit
Plans -- Stock Compensation Plans."

     The provisions of the trust for the Stock Deferral Plan and the description of the federal income tax consequences, amendment and termination and administration are substantially the same as those described above for the Stock Compensation Plans. See "Employee Benefit Plans -- Stock Compensation Plans."

     Eligibility under the Stock Deferral Plan is limited to directors of SAIC and certain key executives as determined by the Deferral Authority under the Plan. Eligible participants may defer up to 100% of bonuses and director fees, if applicable. Similar to the Stock Compensation Plans, a participant's interest in the trust established under the Stock Deferral Plan will be in the form of Share Units and will be subject to the same vesting that the deferred bonus would have been subject to under the Bonus Compensation Plan.

     Distribution of a participant's interest in the trust established under the Stock Deferral Plan will be made in a lump sum upon termination of affiliation or employment, except that a participant may elect five- or ten-year installment payments for distributions following his or her retirement date as defined in the Stock Deferral Plan. All distributions will be made in shares of Class A common stock, unless the Committee determines that such distribution would be impossible or would create adverse impact on SAIC.

     SAIC intends for the Stock Deferral Plan to be exempt from the reporting and disclosure, participation and vesting, funding and fiduciary responsibility provisions of ERISA as a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The treatment of the Stock Deferral Plan is intended to be similar to the Management Stock Compensation Plan. See "Employee Benefit Plans -- Stock Compensation Plans -- ERISA."

1998 EMPLOYEE STOCK PURCHASE PLAN

General

     The 1998 Employee Stock Purchase Plan was approved by the board of directors on April 10, 1998 and by the stockholders at the 1998 Annual Meeting of Stockholders and became effective on July 10, 1998. The Stock Purchase Plan allows employees to purchase shares of Class A common stock through voluntary payroll deductions. At each Trade Date, the Trustee purchases for the account of each participant that whole number of shares of Class A common stock which may be acquired from the funds available in the participant's stock purchase account, together with SAIC's 10% contribution described below. The Stock Purchase Plan is not subject to ERISA.

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

     The Stock Purchase Plan has two components. One component of the Stock Purchase Plan is designed to comply with Section 423(b) of the Internal Revenue Code and provides for favorable tax treatment of the shares purchased. The second component allows employees of subsidiaries that do not fall within the definition of "subsidiary corporation" in Section 424(f) of the Internal Revenue Code to participate. Shares purchased by these employees would not qualify for favorable tax treatment.

Eligibility

     Generally, all of SAIC's employees are eligible to participate in the Stock Purchase Plan for as long as they are employed. No employee, however, who owns more than 5% of the voting power or value of the capital stock of SAIC will be able to participate.

     Employees may participate in the Stock Purchase Plan by submitting a payroll deduction authorization form. The minimum payroll deduction allowed is 1% of compensation and the maximum allowable deduction is 10% of compensation. No employee is allowed to purchase an amount of Class A common stock having a fair market value (measured as of its purchase date) in excess of $25,000 in any calendar year under the Stock Purchase Plan and any other employee stock purchase plan that may be adopted by SAIC.

Purchase of Shares

     Shares of Class A common stock purchased under the Stock Purchase Plan may be acquired in SAIC's limited market or purchased from SAIC. A maximum of 6,000,000 shares of Class A common stock, subject to adjustment in the event of a change in the capitalization of SAIC effected without receipt of consideration by SAIC, has been authorized for issuance by SAIC as newly issued shares under the Stock Purchase Plan.

     The purchase price for the shares of Class A common stock acquired for the accounts of participants will be the prevailing stock price. Of this amount, 90% is currently being paid by the participant and 10% is currently being paid by SAIC. The percentage contributed by SAIC is determined by the Stock Purchase Committee and may range from 0% to 15%.

Distribution and Withdrawals

     The Trustee will hold the shares of Class A common stock acquired under the Stock Purchase Plan for the participant until distributed. The shares will be distributed to each participant before any record date established by SAIC for a stockholder vote.

     In accordance with the certificate of incorporation, all shares of Class A common stock purchased under the Stock Purchase Plan will be subject to SAIC's right of repurchase upon the participant's termination of employment or affiliation. Qualified retiring employees may elect to have SAIC defer its repurchase rights for five years. Shares held by the participant directly will be repurchased at the prevailing stock price. Shares held by the Trustee for the benefit of the participant will be repurchased at the stock price in effect at the time of the distribution of shares out of the Stock Purchase Plan. These shares will also be subject to SAIC's right of first refusal if the participant wants to sell the shares outside SAIC's limited market.

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

     Participants may withdraw from the Stock Purchase Plan and receive the money held in their stock purchase accounts at any time before the funds are used to buy the shares of Class A common stock. A participant cannot participate again in the Stock Purchase Plan until the following Plan Year after the participant has withdrawn. Interest is not paid on the money held in the stock purchase accounts of the participants unless required by law.

Amendment and Termination

     SAIC's board of directors may suspend or amend the Stock Purchase Plan in any respect, except that no amendment may

     (1) increase the maximum number of shares authorized to be issued by SAIC under the Plan or

     (2) deny participating employees the right at any time to withdraw and receive all amounts credited to their stock purchase accounts.

     The Stock Purchase Plan will terminate on July 31, 2001.

Administration

     The Stock Purchase Plan is administered by SAIC's Stock Purchase Plan Committee, whose members are appointed by SAIC's board of directors. The Committee members do not receive any compensation from the Stock Purchase Plan for their services as Committee members. The current members of the Stock Purchase Committee are S.P. Fisher, A.M. Jenings and W.A. Roper, Jr. The address for S.P. Fisher and W.A. Roper is Science Applications International Corporation, 10260 Campus Point Drive, San Diego, CA 92121 and the telephone number through which they can be reached is (858) 826-6000. The address for Ms. Jenings is Science Applications International Corporation, 6021 South Syracuse Way, Denver, CO 80111 and her telephone number is (303) 265-0710. The Committee members are eligible to participate in the Stock Purchase Plan.

Trustee

     The Trustee of the Stock Purchase Plan is SAIC.

Federal Income Tax Consequences

     The following is a federal income tax description of the component of the Stock Purchase Plan which is designed to comply with Section 423(b) of the Internal Revenue Code. Purchase rights under the non-423(b) component portion of the Stock Purchase Plan, if any, will be taxed as non-qualified stock options. See "Employee Benefit Plans -- Stock Option Plans -- General Provisions of the Stock Option Plans -- Federal Income Tax Consequences -- Non-Qualified Options."

     For federal income tax purposes, a participant in the Stock Purchase Plan will recognize no taxable income until the taxable year of sale or other disposition of the shares of Class A common stock acquired under the Plan. When the shares are disposed of by a participant two years or more from the date such shares were purchased for the participant's account by the Trustee, the participant must recognize ordinary income for the taxable year of disposition to the extent of the lesser of (1) the excess of the fair

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

market value of the shares on the purchase date over the amount of the purchase price paid by the participant (the "Discount") or (2) the amount by which the fair market value of the shares at disposition or death exceeds the purchase price, with any gain in excess of such ordinary income amount being treated as a long-term capital gain, assuming that the shares are a capital asset in the hands of the participant. If a participant dies while owning shares acquired under the Stock Purchase Plan, ordinary income must be recognized in the year of death in the amount specified in the foregoing sentence. When the shares are disposed of before the expiration of the two-year holding period (a "disqualifying disposition"), the participant must recognize ordinary income in the amount of the Discount, even if the disposition is by gift or is at a loss.

     In the cases discussed above (other than death), the amount of ordinary income recognized by a participant is added to the purchase price paid by the participant and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares.

     Net long-term capital gains are presently taxed at a maximum federal income tax rate of 20% for assets held more than 12 months, compared to a maximum rate of 39.6% for ordinary income. However, limitations on itemized deductions and the phaseout of personal exemptions may result in effective marginal tax rates higher than 20% for net capital gains and 39.6% for ordinary income.

     SAIC will not be entitled to a deduction at any time for the shares issued pursuant to the Stock Purchase Plan if a participant holding such shares continues to hold his or her shares or disposes of his or her shares after the required two-year holding period or dies while holding such shares. If, however, a participant disposes of such shares before the expiration of the two-year holding period, SAIC is allowed a deduction to the extent of the amount of ordinary income includable in gross income by such participant for the taxable year as a result of the early disposition of the shares.

     The foregoing discussion is based upon the advice of SAIC's counsel, Baker & McKenzie, and is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all of the tax consequences of participation in the Stock Purchase Plan. Accordingly, participants should consult their own tax advisors with respect to all federal, state and local tax effects of participation in the Stock Purchase Plan. Moreover, SAIC does not represent that the foregoing tax consequences will apply to any participant's specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax-qualified status of the Stock Purchase Plan.

STOCK OPTION PLANS

1992 STOCK OPTION PLAN

General

     The 1992 Option Plan was approved by the board of directors on April 10, 1992 and by the stockholders at the 1992 Annual Meeting of Stockholders. The 1992 Option Plan provides for the granting of non-qualified options to purchase a maximum of 48,000,000 shares of Class A common stock to key employees, directors and consultants. As of July 31, 1999, SAIC had 7,597,404 shares of Class A common stock reserved for issuance under the 1992 Option Plan. The 1992 Option Plan is not subject to ERISA and is not intended to be qualified under
Section 401(a) of the Internal Revenue Code.
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

     The exercise price of options granted under the 1992 Option Plan is 100% of the fair market value of the Class A common stock on the date of grant. Upon the exercise of an option, the exercise price must be paid in full in cash or in shares of Class A common stock valued at the stock price on the date of exercise. The optionee must have owned shares of Class A common stock acquired through the exercise of a stock option at least six months before such shares may be used to pay the exercise price of another option. Any income tax withholding required as a result of the exercise of an option may, at the discretion of the Stock Option Committee, be satisfied by withholding in shares of Class A common stock valued at the stock price on the date of exercise. All options granted under the 1992 Option Plan are non-transferable except by will or the laws of intestate succession.

     Options granted under the 1992 Option Plan may be exercised over a period specified in the option agreement, which period may not exceed 10 years. If an optionee's employment terminates as a result of retirement or permanent total disability, all options may be exercised, to the extent exercisable at the date of termination, for 90 additional days, but in no event beyond their respective expiration dates. If an optionee dies while employed by or affiliated with SAIC, all unexercised options, to the extent exercisable at the date of death, may, for up to one additional year, or such shorter period as may be specified in the option agreement (but not beyond their respective expiration dates), be exercised by the optionee's estate or the person to whom the optionee's rights pass by will or the laws of descent and distribution. Upon termination of employment for any other reason, all options will terminate as of the date of termination of employment or affiliation, unless such date is extended by the Stock Option Committee (but not beyond their respective expiration dates). Currently, the practice of the Stock Option Committee is to provide in the grant that the optionee may exercise the option within 30 days following termination of employment or affiliation, but only to the extent that the option was exercisable as of the date of the termination.

Eligibility and Participation

     Key employees, directors and consultants are eligible to receive options under the 1992 Option Plan. Stockholders who own more than 10% of the total combined voting power of all classes of capital stock of SAIC may not receive options. The 1992 Option Plan does not provide any limit as to the number of shares that may be subject to options granted to any one individual.

Amendment and Termination

     SAIC's board of directors may amend, suspend or terminate the 1992 Option Plan, except that unless approved by a majority of the outstanding shares of SAIC, no amendment may

     (1) increase the maximum number of shares for which options may be granted (other than by reason of changes in capitalization and similar adjustments),

     (2) change the provisions of the 1992 Option Plan relating to the establishment of the exercise price other than to change the manner of determining the fair market value of SAIC's Class A common stock to conform with any then applicable provisions of the Internal Revenue Code or regulations or

     (3) permit the granting of options to members of the Stock Option
         Committee.

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

The 1992 Option Plan terminated on July 31, 1995, and no additional options may be granted.

1995 STOCK OPTION PLAN

General

     The 1995 Option Plan was approved by the board of directors on April 14, 1995 and by the stockholders at the 1995 Annual Meeting of Stockholders. The terms of the 1995 Option Plan are substantially similar to those of the 1992 Option Plan (described above), except that pursuant to the 1995 Option Plan a maximum of 48,000,000 shares of Class A common stock were authorized for issuance, the aggregate number of shares subject to options granted to any individual could not exceed 2,000,000 shares, and incentive stock options ("ISOs") as well as non-qualified stock options could be granted. As of July 31, 1999, SAIC had 36,620,020 shares of Class A common stock reserved for issuance under the 1995 Option Plan.

Eligibility and Participation

     Employees, directors and consultants are eligible to receive options under the 1995 Option Plan. Stockholders who own more than 10% of the total combined voting power of all classes of capital stock of SAIC may not receive options. The aggregate number of shares subject to options granted to any individual may not exceed 2,000,000 shares. Other than these limitations, the 1995 Option Plan does not provide any limit as to the number of shares that may be subject to options granted to any one individual.

Amendment and Termination

     SAIC's board of directors or the Operating Committee of the board of directors may amend, suspend or terminate the 1995 Option Plan, except that unless approved by a majority of the outstanding shares of SAIC, no amendment may

     (1) increase the maximum number of shares for which options may be granted (other than by reason of changes in capitalization and similar adjustments),

     (2) change the provisions of the 1995 Option Plan relating to the establishment of the exercise price other than to change the manner of determining the fair market value of SAIC's Class A common stock to conform with any then applicable provisions of the Internal Revenue Code or regulations, or

     (3) permit the granting of options to members of the Stock Option
         Committee.

The 1995 Option Plan terminated on July 31, 1998, and no additional options may be granted.

1998 STOCK OPTION PLAN

     The 1998 Option Plan was approved by the board of directors on April 10, 1998 and by the stockholders at the 1998 Annual Meeting of Stockholders. The 1998 Option Plan will terminate on July 31, 2000; however, SAIC currently intends not to grant options under the 1998 Option Plan after September 30, 1999.

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

     The terms of the 1998 Option Plan are substantially the same as the 1995 Option Plan, except that the maximum number of shares of Class A common stock that are authorized for issuance under the 1998 Option Plan are the sum of the following:

     (1) 34,000,000 shares of Class A common stock;

     (2) 3,263,888 shares of Class A common stock that were available for future awards under the 1995 Option Plan as of the effective date of the 1998 Option Plan; and

     (3) any shares of Class A common stock that are subject to options granted under the 1992 Option Plan and 1995 Option Plan which are forfeited back to SAIC when the options expire, terminate or for any other reason cease to be exercisable in whole or in part.

In addition, the persons eligible to receive options under the 1998 Option Plan are key employees, directors and consultants of SAIC and any entity in which SAIC has an equity ownership. The 1998 Option Plan is administered by the Stock Option Committee whose members shall satisfy the requirements to be a "non-employee director" under Rule 16b-3 under the Exchange Act, as well as an "outside director" pursuant to the Treasury Regulations under Section 162(m) of the Internal Revenue Code. The Stock Option Committee may permit the exercise price of an option to be paid by an election authorizing the withholding of a number of shares from the shares to be issued upon exercise of the option. The Stock Option Committee also will have the discretion to provide for transferability of options and to determine the events that would trigger termination of the options granted under the 1998 Option Plan.

GENERAL PROVISIONS OF THE STOCK OPTION PLANS

General

     All shares issued upon exercise of options granted under the 1992 Option Plan, the 1995 Option Plan and the 1998 Option Plan (collectively, the "Option Plans") are subject to SAIC's right of first refusal if the optionee desires to sell his or her shares other than in SAIC's limited market and SAIC's right of repurchase upon termination of the optionee's employment or affiliation. Qualified retiring employees may elect to have SAIC defer its repurchase rights for five years. Only shares of Class A common stock will be issued upon exercise of options.

     SAIC follows the practice of granting stock options to employees outright, contingent upon the employee attaining a certain level of contract awards for SAIC during a specified period or satisfying other performance criteria and, in some cases, also contingent upon a requirement that such individuals purchase a specified number of shares of Class A common stock in SAIC's limited market at the prevailing stock price. Options generally become exercisable on a cumulative basis over a four-year period.

     If the outstanding shares of the capital stock of SAIC are changed into, or exchanged for a different number or kind of shares or securities of SAIC through reorganization, merger, recapitalization, reclassification or similar transaction, or if the number of outstanding shares is changed through a stock split, stock dividend, stock consolidation or similar transaction, an appropriate adjustment, which is determined by the board of directors in its sole discretion, will be made in the number and kind of shares and the exercise price per share of options which are outstanding or which may be granted thereafter.

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     Under the Option Plans, the options will become fully exercisable if any person, other than SAIC or any it's subsidiaries or employee benefit plans, becomes the beneficial owner of more than 25% of the outstanding capital stock without the prior approval of the board of directors. The Stock Option Committee is also given the discretion to accelerate or defer the exercise of options in other circumstances.

Administration

     The Option Plans are administered by the Stock Option Committee whose members consist of two or more directors or other individuals appointed by SAIC's board of directors. Members of the Stock Option Committee are not eligible to receive options under either the 1992 Option Plan or the 1995 Option Plan, however, they are eligible to receive options under the 1998 Option Plan. The Stock Option Committee is appointed annually by the board of directors, which may also fill vacancies or replace members of the Stock Option Committee. The Stock Option Committee has the authority to

     (1) interpret the Option Plans,

     (2) prescribe, amend and rescind rules and regulations relating to the Option Plans,

     (3) determine the individuals to whom and the time or times at which options may be granted and the number of shares to be subject to each option granted under the Option Plans,

     (4) determine the terms and conditions of the option agreements under the Option Plans, which need not be identical,

     (5) with respect to the 1995 Option Plan and the 1998 Option Plan, determine whether to grant ISOs or non-qualified stock options and

     (6) make all other determinations necessary or advisable for the administration of the Option Plans.

In addition, the Stock Option Committee may, with the consent of the affected optionees and subject to the general limitations of the Option Plans, make any adjustment in the exercise price, the number of shares subject to or the term of any outstanding option by cancellation of such option and a subsequent regranting of such option, or by amendment or substitution of such option. Options which have been so amended, regranted or substituted may have higher or lower exercise prices, cover a greater or lesser number of shares of capital stock or have longer or shorter terms, than the prior options. The Stock Option Committee members do not receive any compensation from the Option Plans for their services as Committee members. The current members of the Stock Option Committee are W.H. Demisch and M.E. Trout. Their address is Science Applications International Corporation, 10260 Campus Point Drive, San Diego, CA 92121 and the telephone number through which they can be reached is (858) 826-6000.

     The Option Plans are not subject to any provision of ERISA.

Federal Income Tax Consequences

     The following discussion is based upon advice of SAIC's counsel, Baker & McKenzie, and is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all of the tax consequences of participation in

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the Option Plans. Accordingly, holders of options granted under the Option Plans should consult their own tax advisors for specific advice with respect to all federal, state and local tax effects before exercising any options and before disposing of any shares of capital stock acquired upon the exercise of an option. Moreover, SAIC does not represent that the following tax consequences apply to any particular option holder's specific circumstances or will continue to apply in the future. All outstanding options under the 1992 Option Plan are non-qualified options. Options granted under the 1995 Option Plan and the 1998 Option Plan may be non-qualified options or ISOs, as determined by the Committee at the time of grant.

     Non-Qualified Options. Generally, the optionee will not be taxed upon the grant of any non-qualified option but rather, at the time of exercise of such option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value at the time of exercise of the capital stock purchased over the exercise price. SAIC will generally be entitled to a tax deduction at such time and in the same amount that the optionee realizes ordinary income.

     If capital stock acquired upon the exercise of a non-qualified option is later sold or exchanged, then the difference between the sale price and the fair market value of such capital stock on the date which governs the determination of ordinary income is generally taxable (provided the stock is a capital asset in the holder's hands) as long-term or short-term capital gain or loss depending upon whether the holding period for such capital stock at the time of disposition is more than 12 months.

Exercise with Shares of Capital Stock

     If payment of the exercise price of a non-qualified option is made by surrendering previously owned shares of capital stock, the following rules apply:

          (a) No gain or loss will be recognized as a result of the surrender of shares in exchange for an equal number of shares subject to the non-qualified option, and the surrender of shares will not be treated as a disqualifying disposition of any stock acquired through exercise of an ISO.

          (b) The number of shares received equal to the shares surrendered will have a basis equal to the shares surrendered and a holding period that includes the holding period of the shares surrendered.

          (c) Any additional shares received will

             (1) be taxed as ordinary income in an amount equal to the fair market value of the shares at the time of exercise,

             (2) have a basis equal to the amount included in taxable income by the optionee and

             (3) have a holding period that begins on the date of the exercise.

     Incentive Stock Options. Options granted under the 1995 Option Plan or the 1998 Option Plan designated as such are intended to constitute ISOs for federal income tax purposes. Generally, an optionee receiving an ISO will not be in receipt of taxable income upon the grant of the ISO or upon its timely exercise. The exercise of an ISO will be timely if made during its term and if the optionee remains an employee of SAIC at all times during the period beginning on the date of grant of the ISO and ending on the date
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three months before the date of exercise (or one year before the date of exercise in the case of death). Upon the ultimate sale of the capital stock received upon such exercise, except as noted below, the optionee will recognize long-term capital gain or loss (if the capital stock is a capital asset in the hands of the optionee) equal to the difference between the amount realized upon such sale and the exercise price. SAIC, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of the shares by the optionee.

     However, if the capital stock acquired upon the timely exercise of an ISO is disposed of by the optionee before the expiration of two years from the date of grant of the ISO or within one year from the date the capital stock is transferred to the optionee upon exercise (a "disqualifying disposition"), any gain realized by the optionee generally will be taxable at the time of the disqualifying disposition as follows: (1) at ordinary income tax rates to the extent of the difference between the exercise price and the lesser of the fair market value of the capital stock on the date the ISO is exercised or the amount realized on such disqualifying disposition and (2) if the capital stock is a capital asset in the hands of the optionee, as short-term or long-term capital gain to the extent of any excess of the amount realized on the disqualifying disposition over the fair market value of the capital stock on the date which governs the determination of his or her ordinary income. If a disqualifying disposition is made in a transaction in which a loss would not be recognized under the Internal Revenue Code (e.g., a gift, sale to certain related parties, sale followed by a purchase of stock or grant of a new option under the "wash sale" rules), the taxable gain recognized as a result of such disqualifying disposition will not be limited to the amount of gain realized in the disqualifying disposition. In the case of a disqualifying disposition, SAIC may claim a federal tax deduction at the time and in the amount taxable to the optionee as ordinary income. Any capital gain realized by the optionee will be long-term capital gain if the optionee's holding period for the capital stock at the time of disposition is more than one year; otherwise, it will be short-term capital gain.

     Net capital gains are currently taxed at a maximum federal income tax rate of 20% for long-term gains (shares held for more than 12 months) compared to a maximum rate of 39.6% for ordinary income. However, limitations on itemized deductions and the phase-out of personal exemptions may result in effective marginal tax rates higher than 20% for net capital gains and 39.6% for ordinary income.

     To the extent that the aggregate fair market value (based on the fair market value on the date of grant, which is the exercise price of the ISO) of shares with respect to which an ISO first becomes exercisable (i.e., vests) within any calendar year exceeds $100,000, the portion of the ISO representing such excess is treated as a non-qualified stock option, subject to the tax treatment described above. See "Employee Benefit Plans -- General Provisions of the Stock Option Plans -- Federal Income Tax Consequences -- Non-Qualified Options."

     Alternative Minimum Tax. For purposes of the alternative minimum tax provisions contained in Section 55 of the Internal Revenue Code, the exercise of an ISO will be treated as though it were a non-qualified option under Section 83 of the Internal Revenue Code, but solely for purposes of determining the optionee's alternative minimum taxable income. The minimum tax is imposed at a rate of 26% of alternative minimum taxable income (taxable income increased by items of tax preference and adjusted for certain other items) up to $175,000 and 28% of any additional such income over a specified exemption amount ($45,000 for married taxpayers filing jointly, $33,750 for single taxpayers, but

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phased out at specified levels of income), but is payable only if the minimum tax exceeds the taxpayer's regular tax liability for the year.

     Exercise with Shares of Capital Stock. If payment for the exercise price of an ISO is made by surrendering previously owned shares of the capital stock, the following rules will apply:

     If shares of "statutory option stock" (i.e., stock previously acquired pursuant to the exercise of an ISO) are surrendered in payment of the exercise price of an ISO and if, at the date of surrender, the applicable holding period for the shares has not been met (e.g., if shares previously acquired upon the exercise of an ISO are surrendered within two years from the date of grant or within one year from the date the shares were transferred to the optionee), such surrender will constitute a "disqualifying disposition" and any gain realized on the transfer will thus be taxable according to the rules described above for disqualifying dispositions. If the shares surrendered are not statutory option stock, or if they are statutory option stock but have been held for the requisite holding period, no gain or loss should be recognized upon such surrender. Although the Internal Revenue Service will not issue any rulings as to the effect of such an exercise, it has issued a published ruling stating that no gain or loss will be recognized upon the surrender of shares upon exercise of a non-qualified stock option, and the Treasury Department has issued proposed regulations which, if adopted in their current form, would appear to provide that, except as discussed above, in general, when shares are surrendered upon exercise of an ISO:

          (a) No gain or loss will be recognized as a result of the exchange.

          (b) A number of shares received which is equal in number to the shares surrendered will have a basis equal to the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period which includes the holding period of the shares exchanged.

          (c) Any additional shares received will have a zero basis and will have a holding period which begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after the date shares were transferred to the optionee, the shares with the lowest basis (i.e., a zero basis) will be deemed to be disposed of first and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

     Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but excepts from this limitation "performance-based compensation" the material terms of which are disclosed to and approved by stockholders. SAIC has structured and intends to implement the 1998 Option Plan so that compensation resulting from the 1998 Option Plan would be qualified "performance-based compensation" and would not be subject to any Code Section 162(m) deduction limitation. To allow SAIC to qualify such compensation, SAIC obtained stockholder approval of the 1998 Stock Option Plan and the material terms of the performance goals applicable to performance units under the 1998 Stock Option Plan. Compensation resulting from the 1998 Stock Option Plan would not qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code unless stockholders had approved the plan.

THE 1999 STOCK INCENTIVE PLAN

General

     The 1999 Stock Incentive Plan, was approved by the board of directors on April 9, 1999 and by stockholders at the 1999 Annual Meeting of Stockholders. The Stock Incentive Plan provides for the granting of stock-based awards to employees, directors and consultants of SAIC and its affiliates, in order to assist in attracting, retaining and motivating these persons by providing an opportunity to participate in the increased value of SAIC. The Stock Incentive Plan authorizes the grant to eligible participants of options, stock appreciation rights ("SARs"), vested stock, restricted stock and restricted stock units, performance units, other stock-based awards, or any combination of these awards (each, an "Award").

     The Stock Incentive Plan is not subject to ERISA, nor is it a qualified employee benefit plan under Section 401(a) of the Internal Revenue Code.

Shares Authorized under the Stock Incentive Plan

     The Stock Incentive Plan authorizes the grant of Awards with respect to 24,000,000 shares of Class A common stock, plus any shares of Class A common stock available for future awards under SAIC's 1998 Stock Option Plan as of September 30, 1999. In addition, for each calendar year after 1999, 5% of SAIC's outstanding shares of Class A common stock as of the first day of the calendar year will be added to the number of shares authorized for issuance under the Stock Incentive Plan; provided, however, that in no event shall the number of shares authorized for issuance under the Stock Incentive Plan exceed 15% of SAIC's outstanding shares of Class A common stock and Class B common stock. The Stock Incentive Plan provides that the maximum number of shares of Class A common stock that may be issued under incentive stock options is 32,000,000. Shares covered by Awards under the Stock Incentive Plan or the 1998 Stock Option Plan that are not delivered to a participant because the Award is forfeited, canceled or expires, or is settled in cash or the shares are used to satisfy tax withholding obligations, will not count against the number of shares available under the Stock Incentive Plan, but if tax withholding is applied to incentive stock options and shares are withheld to satisfy the withholding obligations, these shares will be deemed delivered for purposes of the 32,000,000 share limit on incentive stock options. In addition, Awards may be made under the Stock Incentive Plan in substitution for awards granted by a company acquired by SAIC. These substitute Awards will not count against the number of shares available under the Stock Incentive Plan. Awards may not be granted to any individual in any calendar year with respect to more than 2,000,000 shares of Class A common stock.

     The Stock Incentive Plan provides, in the discretion of the Committee, for adjustments in the aggregate number of shares subject to the Stock Incentive Plan, the maximum number of shares as to which Awards may be granted to any one participant thereunder and the number of shares and the exercise price per share and other terms of outstanding Awards, in the event of any corporate transaction or distribution, including any stock split, stock dividend, recapitalization, spin-off, combination or exchange of securities, or other similar transaction.

     Under SAIC's certificate of incorporation, all shares of Class A common stock acquired under the Awards will be subject to SAIC's right of repurchase upon the participant's termination of employment or affiliation with SAIC at the then prevailing stock price. These shares will also be subject to SAIC's right of first refusal if the participant desires to sell the shares other than in SAIC's limited market.

Eligible Participants

     Employees, directors and consultants of SAIC and its affiliates are eligible to participate in the Stock Incentive Plan.

Administration

     The Committee will administer the Stock Incentive Plan. In the case of awards to Insiders and Named Executive Officers, the composition of the Committee must conform to the requirements of Section 162(m) of the Internal Revenue Code, or Rule 16b-3 under the Exchange Act. The current members of the Committee are W.H. Demisch and M.E. Trout. Their address is Science Applications International Corporation, 10260 Campus Point Drive, San Diego, CA 92121 and the telephone number through which they can be reached is (858) 826-6000.

     The Committee is authorized to determine the eligible individuals who will be granted Awards and to establish the terms and conditions of the Awards. The Committee also has the power to modify or amend the terms of an outstanding Award, accelerate or defer the exercise date of an Award, or reprice, cancel, regrant or otherwise adjust the exercise price of an Award. The Committee is also authorized to interpret the Stock Incentive Plan and to adopt the rules and regulations for its administration.

     Generally, each Award, other than an Award of vested stock, will be evidenced by an award agreement delivered to the participant specifying the terms and conditions of the Award and any rules applicable to the Award. The material terms and features of the various forms of Awards available under the Stock Incentive Plan are described below.

Types of Award

     Options -- Awards represent the right to purchase shares of Class A common stock upon payment of a pre-established exercise price. The exercise price, any vesting schedule and other terms and conditions of options granted under the Stock Incentive Plan are established at the time of grant by the Committee. Options granted under the Stock Incentive Plan may be nonqualified stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

     SARs -- A SAR represents the right to receive an amount equal to the appreciation of shares of Class A common stock over a pre-established grant price. The exercise price, any vesting schedule and other terms and conditions of SARs granted under the Stock Incentive Plan are established at the time of grant by the Committee.

     Vested Stock -- These awards are grants of shares of Class A common stock to participants.

     Restricted Stock -- Restricted Stock Awards are grants of shares of Class A common stock subject generally to forfeiture and transfer restrictions which lapse as the shares vest or when specified conditions are satisfied. The Committee establishes the vesting schedule or conditions at the time of grant.

     Restricted Stock Units -- Restricted Stock Units are rights to receive shares of Class A common stock at a future date, in accordance with a vesting schedule or as specified conditions are satisfied. The Committee establishes the vesting schedule or other conditions at the time of grant.

     Performance Awards -- Performance Awards are rights to receive amounts, payable in cash or shares of Class A common stock, based upon SAIC's or a participant's performance from the date of grant to a pre-established future date. Performance criteria, the length of the performance period, and the form and time of payment of the Award are established by the Committee at the time of grant. The performance measures to be used for purposes of Awards to employees whose compensation is subject to Section 162(m) of the Internal Revenue Code (see "Federal Income Tax Consequences" below) must be chosen by the Committee from among the following:

     (a) earnings per share,

     (b) net income,

     (c) income from operations,

     (d) earnings before interest and taxes,

     (e) earnings before interest, taxes, depreciation and amortization,

     (f) return on assets,

     (g) return on equity,

     (h) return on capital,

     (i) total stockholder return,

     (j) revenue growth,

     (k) new business generation,

     (l) cash flow,

     (m) employee turnover,

     (n) human resources,

     (o) mergers, acquisitions, investments, joint ventures, or sales or divestitures of assets, businesses or subsidiaries,

     (p) litigation,

     (q) information services, and

     (r) cost reductions or savings.

     Other Stock-Based Awards -- These are Awards based on, or related to, shares of Class A common stock that do not constitute any of the Awards described above. These Awards will have terms and conditions established by the Committee.

Change in Control

     The Stock Incentive Plan provides that, except as provided in the relevant Award Agreement, outstanding Awards will become fully vested on the occurrence of a Change in Control of SAIC.

Non-Transferability

     Except as otherwise provided in the relevant Award Agreement, Awards granted under the Stock Incentive Plan are not transferable and, during a participant's life, options and SARs may only be exercised by the participant or his or her legal representative.

Amendment, Suspension and Termination

     The board of directors or the Operating Committee may at any time amend, suspend or terminate the Stock Incentive Plan; provided, however, that no amendment may, without the affirmative vote of a majority of the voting power of SAIC's capital stock, increase the maximum number of shares for which Awards may be granted (in the aggregate or to any single individual) or change the class of individuals eligible to participate in the Stock Incentive Plan. Unless terminated, the Stock Incentive Plan shall continue until April 9, 2019. Incentive stock options may not be granted under the Stock Incentive Plan after April 9, 2009.

Federal Income Tax Consequences with respect to Options

  Nonqualified Stock Options

     Options granted under the Stock Incentive Plan may be nonqualified options or incentive stock options, as determined by the Committee at the time of grant. Generally, under Section 83 of the Internal Revenue Code, the optionee will not be taxed upon the grant of any nonqualified stock option, but rather, at the time of exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value at the time of exercise of the Class A common stock purchased over the exercise price. SAIC will generally be entitled to a tax deduction at the time and in the same amount that the optionee realizes ordinary income.

     If stock acquired upon the exercise of a nonqualified stock option is a capital asset in the holder's hands and is later sold or exchanged, then the difference between the sale price and the fair market value of the stock on the date of exercise is generally taxable as long-term capital gain or loss if the optionee's holding period for such stock at the time of disposition is more than one year; otherwise, it will be short-term capital gain or loss.

  Incentive Stock Options

     Generally, an optionee receiving an incentive stock option will not be in receipt of taxable income upon the grant of the incentive stock option or upon its timely exercise. The exercise of an incentive stock option will be timely if made during its term and if the optionee remains an employee of SAIC or its subsidiary at all times during the period beginning on the date of grant of the incentive stock option and ending on the date three months before the date of exercise, or one year before the date of exercise in the case of death. Upon the ultimate sale of the stock received upon the exercise, except as noted below, the optionee will recognize long-term capital gain or loss (if the stock is a capital asset in the hands of the optionee) equal to the difference between the amount realized upon the sale and the exercise price. SAIC, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the incentive stock option or the sale of the shares by the optionee.

     However, if the stock acquired upon the timely exercise of an incentive stock option is disposed of by the optionee before the expiration of two years from the date of grant of the incentive stock option or within one year from the date the stock is transferred to the optionee upon exercise (a "disqualifying disposition"), any gain realized by the optionee generally will be taxable at the time of the disqualifying disposition as follows:

     (1) at ordinary income tax rates to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive stock option is exercised or the amount realized on the disqualifying disposition and

     (2) if the stock is a capital asset in the hands of the optionee, as capital gain to the extent of any excess of the amount realized on the disqualifying disposition over the fair market value of the stock on the date of exercise of the incentive stock option. If a disqualifying disposition is made in a transaction in which a loss would not be recognized under the Internal Revenue Code (e.g., a gift, sale to certain related parties, sale followed by a purchase of stock or grant of a new option under the "wash sale" rules), the taxable gain recognized as a result of the disqualifying disposition will not be limited to the amount of gain realized in the disqualifying disposition. In the case of a disqualifying disposition, SAIC may claim a federal tax deduction at the time and in the amount taxable to the optionee as ordinary income. Currently, any capital gain realized by the optionee will be long-term capital gain if the optionee's holding period for the stock at the time of disposition is more than 12 months; otherwise, it will be short-term capital gain.

     For purposes of the alternative minimum tax provisions contained in Section 55 of the Internal Revenue Code, the exercise of an incentive stock option will be treated as though it were a nonqualified stock option under Section 83 of the Internal Revenue Code (described above), but solely for purposes of determining the optionee's alternative minimum taxable income.

Exercise With Shares of Stock

     If payment of the exercise price of a nonqualified stock option is made by surrendering previously owned shares of stock, the following rules apply:

          (a) No gain or loss will be recognized as a result of the surrender of shares in exchange for an equal number of shares subject to the nonqualified stock option, and the surrender of shares will not be treated as a disqualifying disposition of any stock acquired through exercise of an incentive stock option.

          (b) The number of shares received equal to the shares surrendered will have a basis equal to the basis of shares surrendered and a holding period that includes the holding period of the shares surrendered.

          (c) Any additional shares received will

             (1) be taxed as ordinary income in an amount equal to the fair market value of the shares at the time of exercise,

             (2) have a basis equal to the amount included in taxable income by the optionee and

             (3) have a holding period that begins on the date of the exercise.

     If payment for the exercise price of an incentive stock option is made by surrendering previously owned shares of the stock, the following rules apply:

     If shares of "statutory option stock" (i.e., stock previously acquired pursuant to the exercise of an incentive stock option) are surrendered in payment of the exercise price of an incentive stock option and if, at the date of surrender, the applicable holding period for the shares has not been met (e.g., if shares previously acquired upon the exercise of an incentive stock option are surrendered within two years from the date of grant or within one year from the date the shares were transferred to the optionee), the surrender will constitute a "disqualifying disposition" and any gain realized on the transfer will be taxable according to the rules described above for disqualifying dispositions. If the shares surrendered are not statutory option stock, or if they are statutory option stock but have been held for the requisite holding period, no gain or loss should be recognized upon the surrender. Although the Internal Revenue Service will not issue any rulings as to the effect of such an exercise, it has issued a published ruling stating that no gain or loss will be recognized upon the surrender of shares upon exercise of a nonqualified stock option, and the Treasury Department has issued proposed regulations which, if adopted in their current form, would appear to provide that, except as discussed above, in general, when shares are surrendered upon exercise of an incentive stock option:

          (a) No gain or loss will be recognized as a result of the exchange.

          (b) A number of shares received which is equal in number to the shares surrendered will have a basis equal to the shares surrendered, and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period which includes the holding period of the shares exchanged.

          (c) Any additional shares received will have a zero basis and will have a holding period which begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the incentive stock option or within one year after the date shares were transferred to the optionee, the shares with the lowest basis (i.e., a zero basis) will be deemed to be disposed of first and the disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

Restricted Stock

     Restricted Stock Awards are taxable as ordinary income to the recipient at the time, and to the extent, the Award becomes nonforfeitable in an amount equal to the value of the Class A common stock subject to the Award, or the portion of the Award becoming nonforfeitable, at that time. The recipient may, however, elect to recognize, for federal income tax purposes, the value of the Award of shares of Class A common stock on the date the shares are received, even though the shares remain subject to forfeiture at that time. The election must be made within 30 days after the Award of shares.

     If this election is made, future appreciation in the value of the shares of Class A common stock will not be treated as taxable compensation. However, if the shares are forfeited after the taxable year in which the election is made, no deduction will be allowed to the recipient. SAIC is entitled to a deduction at the time the recipient recognizes the Award (or a portion of the Award) as taxable income in an amount equal to the amount recognized by the recipient as taxable income.

Restricted Stock Units

     Generally, Restricted Stock Units will be taxable for federal income tax purposes as ordinary income to the recipient at the time, and to the extent, the Award becomes nonforfeitable in an amount equal to the value of the Class A common stock subject to the Award, or the portion of the Award, becoming nonforfeitable, at that time. SAIC is entitled to a deduction at the time the recipient recognizes taxable income in an amount equal to the amount recognized by the recipient as taxable income.

SARs

     SARs are generally taxed at the time of exercise rather than at grant or vesting. The recipient will recognize ordinary income for federal income tax purposes in an amount equal to the value of the cash and/or shares of Class A common stock delivered to the recipient upon exercise of the SAR. SAIC is entitled to a deduction at the time the recipient recognizes taxable income in an amount equal to the amount recognized by the recipient as taxable income.

Performance Awards

     Performance Awards are generally taxed as ordinary income to the recipient, at the time paid or payable (or when no longer subject to forfeiture restrictions, if earlier) equal to the value of shares of Class A common stock and/or cash payable under the Award at that time. SAIC is entitled to a deduction at the time the recipient recognizes taxable income in an amount equal to the amount recognized by the recipient as taxable income.

Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year ("Named Executive Officers"), but excepts from this limitation "performance-based compensation" the material terms of which are disclosed to and approved by stockholders. SAIC has structured and intends to implement the Stock Incentive Plan so that compensation to Named Executive Officers resulting from the Stock Incentive Plan would be qualified "performance-based compensation" and would not be subject to any Code Section 162(m) deduction limitation. To allow SAIC to qualify this compensation, SAIC obtained stockholder approval of the Stock Incentive Plan at the 1999 Annual Meeting of Stockholders.

Section 280G of the Internal Revenue Code

     Under certain circumstances, the accelerated vesting or exercise of Awards in connection with a Change in Control of SAIC might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of
Section 280G of the Internal Revenue Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and SAIC may be denied a tax deduction.

Summary

     The foregoing discussion is based upon the advice of SAIC's counsel, Baker & McKenzie, and is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all of the tax consequences of participation in the Stock Incentive Plan. Accordingly, holders of Awards granted under the Stock Incentive Plan should consult their own tax advisors for specific advice with respect to all federal, state or local tax effects before exercising any options or SARs and before disposing of any shares of stock acquired pursuant to an Award. Moreover, SAIC does not represent that the foregoing tax consequences apply to any particular Award holder's specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax status (e.g., as an incentive stock option) of any Award.

                                 LEGAL MATTERS

     The legality of the Class A common stock being offered hereby has been reviewed for SAIC and the selling stockholders by Douglas E. Scott, Esquire, Senior Vice President and General Counsel of SAIC. As of July 31, 1999, Mr. Scott owned of record 60,860 shares of Class A common stock, had the right to acquire an additional 92,000 shares pursuant to previously granted stock options and beneficially owned a total of 18,912 shares through the SAIC retirement plans.

     The summary of certain federal income tax matters with respect to the retirement plans has been reviewed for SAIC by Baker & McKenzie, San Francisco, California.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Science Applications International Corporation for the year ended January 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                               BACK INSIDE COVER

The back inside cover contains a graphic at the top of the page, which is a circle inside a sphere with the number "30" in the center, surrounded by the words:

                    SAIC: THIRTY YEARS OF EMPLOYEE OWNERSHIP

There is another sphere in the background with thin latitude and longitude lines. Below the graphic is the following text:

                         30 YEARS OF EMPLOYEE OWNERSHIP

     Our employee ownership programs and system have evolved over the last 30 years into the sophisticated and comprehensive employee ownership structure of today. Although the number of our employee-owners has grown from just a few to over 36,000 during this period, our ownership philosophy has remained constant.

     "Those who contribute to the company should own it, and ownership should be commensurate with that contribution and performance as much as feasible."

                                              J.R. Beyster
                                              Chief Executive Officer & Chairman
                                              of SAIC

     SAIC's stock programs and system provide employees with a variety of ways to gain ownership in the company. Our entrepreneurial spirit provides our employees with the freedom to solve technical challenges and pursue important business interests. Together, our employee ownership culture and entrepreneurial spirit encourage our employee-owners to work hard and continue the success of SAIC into the future.

                               150,000,000 SHARES
                              CLASS A COMMON STOCK

                                      LOGO

                                   PROSPECTUS

                                           , 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all fee and expenses incurred in connection with the issuance and distribution of the securities being registered. All such fees and expenses will be paid by the Registrant, except for the SEC registration fee, of which the selling stockholders have been agreed to pay their pro-rata portion.

SEC registration fee.................................  $146,488
Legal fees and expenses..............................    25,000
Printing fees and expenses...........................    50,000
Accounting fees and expenses.........................    21,000
Blue Sky qualification fees..........................    60,000
Miscellaneous........................................     1,512
                                                       --------
          Total......................................  $304,000
                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against certain circumstances. Article FIFTEENTH of the Registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by law. The Registrant also has directors and officers liability insurance, with policy limits of $50 million, under which directors and officers of the Registrant are insured against certain liabilities which they may incur in such capacities.

ITEM 16. EXHIBITS

EXHIBIT
  NO.           DESCRIPTION OF EXHIBITS           INCORPORATED BY REFERENCE TO
-------         -----------------------           ----------------------------
  4(a)    Article FOURTH of the Registrant's   Annex I of Registrant's Proxy
          Restated Certificate of              Statement for the 1999 Annual
          Incorporation.                       Meeting of Stockholders as filed
                                               April 1999 with the SEC.
  5(a)    Opinion of Douglas E. Scott, Esq.**
  5(b)    Internal Revenue Service             Exhibit 5(b) to the Registrant's
          determination letter dated February  Form S-3 as filed on April 28, 1997
          3, 1997, relating to the Company's   with the SEC (the "1997 S-3").
          Employee Stock Ownership Plan.
  5(c)    Internal Revenue Service             Exhibit 5(c) to the 1997 S-3.
          determination letter dated February
          3, 1997, relating to the Company's
          Cash or Deferred Arrangement.
 23(a)    Consent of Douglas E. Scott, Esq.
          (contained in Exhibit 5(a) to this
          Registration Statement).**

EXHIBIT
  NO.           DESCRIPTION OF EXHIBITS           INCORPORATED BY REFERENCE TO
-------         -----------------------           ----------------------------
 23(b)    Consent of PricewaterhouseCoopers
          LLP.**
 23(c)    Consent of Baker & McKenzie.**

-------------------------
** Filed herewith.

ITEM 17. UNDERTAKINGS

     (a) RULE 415 OFFERING

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Security and Exchange Commission Policy Regarding Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that it has submitted or will submit the registrant's Cash or Deferred Arrangement, Profit Sharing Retirement Plan and Employee Stock Retirement Plan (collectively, the "Plans") and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code.

     (e) The undersigned registrant hereby undertakes to file a Current Report on Form 8-K after each price determination of the Class A common stock which will include a table showing the values of each element of the formula for the most recent price determination and the three preceding price determinations.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California on August 6, 1999.

                                          SCIENCE APPLICATIONS
                                          INTERNATIONAL CORPORATION

                                          By         /s/ J.R. BEYSTER
                                             -----------------------------------
                                                        J.R. Beyster
                                                  Chairman of the Board and
                                                   Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J.D. Heipt and D.E. Scott, or any one of them jointly and severally, such person's attorneys-in-fact, each with the power of substitution, for such person in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, and hereby ratifies and confirms all that each of said attorneys-in-fact, or each of their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                               TITLE                 DATE
                   ---------                               -----                 ----
                /s/ J.R. BEYSTER                   Chairman of the Board    August 6, 1999
------------------------------------------------    and Chief Executive
                  J.R. Beyster                            Officer

              /s/ W.A. ROPER, JR.                   Principal Financial     August 6, 1999
------------------------------------------------          Officer
                W.A. Roper, Jr.

                /s/ P.N. PAVLICS                    Principal Accounting    August 6, 1999
------------------------------------------------          Officer
                  P.N. Pavlics

                /s/ D.P. ANDREWS                          Director          August 6, 1999
------------------------------------------------
                  D.P. Andrews

                 /s/ V.N. COOK                            Director          August 6, 1999
------------------------------------------------
                   V.N. Cook

                   SIGNATURE                               TITLE                 DATE
                   ---------                               -----                 ----
                /s/ W.H. DEMISCH                          Director          August 6, 1999
------------------------------------------------
                  W.H. Demisch

                /s/ D.W. DORMAN                           Director          August 6, 1999
------------------------------------------------
                  D.W. Dorman

                /s/ W.A. DOWNING                          Director          August 6, 1999
------------------------------------------------
                  W.A. Downing

                /s/ J.E. GLANCY                           Director          August 6, 1999
------------------------------------------------
                  J.E. Glancy

                 /s/ B.R. INMAN                           Director          August 6, 1999
------------------------------------------------
                   B.R. Inman

                 /s/ A.K. JONES                           Director          August 6, 1999
------------------------------------------------
                   A.K. Jones

            /s/ H.M.J. KRAEMER, JR.                       Director          August 6, 1999
------------------------------------------------
              H.M.J. Kraemer, Jr.

                /s/ C.B. MALONE                           Director          August 6, 1999
------------------------------------------------
                  C.B. Malone

                /s/ J.W. MCRARY                           Director          August 6, 1999
------------------------------------------------
                  J.W. McRary

               /s/ S.D. ROCKWOOD                          Director          August 6, 1999
------------------------------------------------
                 S.D. Rockwood

                                                          Director
------------------------------------------------
                  L.A. Simpson

              /s/ R.C. SMITH, JR.                         Director          August 6, 1999
------------------------------------------------
                R.C. Smith, Jr.

                /s/ E.A. STRAKER                          Director          August 6, 1999
------------------------------------------------
                  E.A. Straker

                                                          Director
------------------------------------------------
                   M.E. Trout

                   SIGNATURE                               TITLE                 DATE
                   ---------                               -----                 ----
                /s/ J.P. WALKUSH                          Director          August 6, 1999
------------------------------------------------
                  J.P. Walkush

              /s/ J.H. WARNER, JR.                        Director          August 6, 1999
------------------------------------------------
                J.H. Warner, Jr.

                 /s/ J.A. WELCH                           Director          August 6, 1999
------------------------------------------------
                   J.A. Welch

                /s/ J.B. WIESLER                          Director          August 6, 1999
------------------------------------------------
                  J.B. Wiesler

                                                          Director
------------------------------------------------
                   A.T. Young

                                 EXHIBIT INDEX

EXHIBIT
  NO.           DESCRIPTION OF EXHIBITS           INCORPORATED BY REFERENCE TO
-------         -----------------------           ----------------------------
  4(a)     Article FOURTH of the Registrant's  Annex I of Registrant's Proxy
           Restated Certificate of             Statement for the 1999 Annual
           Incorporation.                      Meeting of Stockholders as filed
                                               April 1999 with the SEC.
  5(a)     Opinion of Douglas E. Scott,
           Esq.**
  5(b)     Internal Revenue Service            Exhibit 5(b) to the Registrant's
           determination letter dated          Form S-3 as filed on April 28,
           February 3, 1997, relating to the   1997 with the SEC (the "1997
           Company's Employee Stock Ownership  S-3").
           Plan.
  5(c)     Internal Revenue Service            Exhibit 5(c) to the 1997 S-3.
           determination letter dated
           February 3, 1997, relating to the
           Company's Cash or Deferred
           Arrangement.
 23(a)     Consent of Douglas E. Scott, Esq.
           (contained in Exhibit 5(a) to this
           Registration Statement).**
 23(b)     Consent of PricewaterhouseCoopers
           LLP.**
 23(c)     Consent of Baker & McKenzie.**

-------------------------
** Filed herewith.